This Preliminary Prospectus Supplement and the information contained herein are subject to completion or amendment. Under no circumstances shall this Preliminary Prospectus Supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or filing under the securities laws of any such jurisdiction.

Filed Pursuant to Rule 424(B)(2)
Registration No. 333-198989

SUBJECT TO COMPLETION, DATED MARCH 21, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated September 26, 2014)

$

El Paso Electric Company
5.000% Senior Notes due 2044

We are offering $            aggregate principal amount of our 5.000% notes due December 1, 2044 (the “Senior Notes offered hereby”). The Senior Notes offered hereby constitute an additional issuance of our 5.000% Senior Notes due 2044 issued on December 1, 2014 in an aggregate principal amount of $150,000,000 and form a single series with such notes (the “existing Senior Notes” and, unless the context requires otherwise, together with the Senior Notes offered hereby, the “Senior Notes”). The Senior Notes offered hereby will be issued under the same indenture, will have terms identical to the existing Senior Notes, other than the date of issuance, the initial interest accrual date, the first interest payment date and the issue price, will have the same CUSIP number and will trade interchangeably with the existing Senior Notes immediately upon settlement. Upon the issuance of the Senior Notes offered hereby, the aggregate principal amount of outstanding Senior Notes will be $           .

We will pay interest on the Senior Notes each December 1 and June 1. The first interest payment will be made on June 1, 2016. The Senior Notes will bear interest at a rate of 5.000% per year and will mature on December 1, 2044. We may redeem some or all of the Senior Notes at any time and from time to time at the applicable redemption price described herein.

The Senior Notes will be our senior unsecured obligations and will rank equally with all our other existing and future senior unsecured debt outstanding from time to time. The Senior Notes will be issued in denominations of $1,000 and integral multiples in excess thereof.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page S-5.

	Price to(1) Public		Underwriting Discount and Commissions		Proceeds to El Paso Electric Company (before expenses)
Per Senior Note		%		%		%
Total	$		$		$
(1)	Plus accrued interest from and including December 1, 2015, the last day on which interest was paid on the existing Senior Notes, to the date of the issuance of the Senior Notes offered hereby, which must be paid by the purchasers of the Senior Notes offered hereby. The total amount of accrued interest on March , 2016 will be $ .

There is no established trading market for the Senior Notes, and we do not intend to apply for listing of the Senior Notes on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the Senior Notes offered hereby will be ready for delivery only through The Depository Trust Company and its participants, in book-entry form on or about March   , 2016.

Joint Book-Running Managers

Wells Fargo Securities	US Bancorp

The date of this prospectus supplement is March   , 2016.

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters specifying the final terms of the offering. No person has been authorized to give any information or to make any representation other than as set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone gives you additional or different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any written communication from us or the underwriters specifying the final terms of the offering and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein contain statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements often include words like “believe,” “anticipate,” “target,” “project,” “expect,” “predict,” “pro forma,” “estimate,” “intend,” “will,” “is designed to,” “plan” and words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that these expectations will prove to be correct. Such statements address future events and conditions and include, but are not limited to:

•	capital expenditures,
•	earnings,
•	liquidity and capital resources,
•	ratemaking/regulatory matters,
•	litigation,
•	accounting matters,
•	possible corporate restructurings, acquisitions and dispositions,
•	compliance with debt and other restrictive covenants,
•	interest rates and dividends,
•	environmental matters,
•	nuclear operations, and
•	the overall economy of our service area.

These forward-looking statements are based on assumptions and analyses in light of the Company’s experience and perception of historical trends, current conditions, expected future developments and other factors the Company believes were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Factors that would cause or contribute to such differences include, but are not limited to:

•	actions of our regulators,
•	our ability to fully and timely recover our costs and earn a reasonable rate of return on our invested capital through the rates that we are permitted to charge,
•	rates, cost recovery mechanisms and other regulatory matters including the ability to recover fuel costs on a timely basis,
•	the ability of our operating partners to maintain plant operations and manage operation and maintenance costs at the Palo Verde Nuclear Generating Station (“Palo Verde”) and Four Corners Generating Station (“Four Corners”), including costs to comply with any new or expanded regulatory or environmental requirements,
•	reductions in output at generation plants operated by us,
•	the size of our construction program and our ability to complete construction on budget and on time,
•	our reliance on significant customers,
•	the credit worthiness of our customers,
•	unscheduled outages of generating units, including outages at Palo Verde,
•	changes in customers’ demand for electricity as a result of energy efficiency initiatives and emerging competing services and technologies, including distributed generation,

S-iii

•	individual customer groups, including distributed generation customers, may not pay their full cost of service, and other customers may or may not be required to pay the difference,
•	changes in, and the assumptions used for, pension and other post-retirement and post-employment benefit liability calculations, as well as actual and assumed investment returns on pension plan and other post-retirement plan assets,
•	the impact of changing cost escalation and other assumptions on our nuclear decommissioning liability for Palo Verde, as well as actual and assumed investment returns on decommissioning trust fund assets,
•	disruptions in our transmission system, and in particular the lines that deliver power from our remote generating facilities,
•	electric utility deregulation or re-regulation,
•	regulated and competitive markets,
•	ongoing municipal, state and federal activities,
•	cuts in military spending or shutdowns of the federal government that reduce demand for our services from military and governmental customers,
•	political, legislative, judicial and regulatory developments,
•	homeland security considerations, including those associated with the U.S./Mexico border region and the energy industry,
•	changes in environmental laws and regulations and the enforcement or interpretation thereof, including those related to air, water or greenhouse gas (“GHG”) emissions or other environmental matters,
•	economic and capital market conditions,
•	changes in accounting requirements and other accounting matters,
•	changing weather trends and the impact of severe weather conditions,
•	possible physical or cyber attacks, intrusions or other catastrophic events,
•	the impact of lawsuits filed against us,
•	the impact of changes in interest rates,
•	Texas, New Mexico and electric industry utility service reliability standards,
•	coal, uranium, natural gas, oil and wholesale electricity prices and availability,
•	possible income tax and interest payments as a result of audit adjustments proposed by the Internal Revenue Service (“IRS”) or state taxing authorities,
•	the impact of U.S. health care reform legislation,
•	loss of key personnel, our ability to recruit and retain qualified employees and our ability to successfully implement succession planning, and
•	other circumstances affecting anticipated operations, sales and costs.

These lists are not all-inclusive because it is not possible to predict all factors. A discussion of some of these factors is included in “Risk Factors” in this prospectus supplement, in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (our “2015 Form 10-K”), which Form 10-K is incorporated herein by reference, and under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “—Summary of Critical Accounting Policies and Estimates” and “—Liquidity and Capital Resources” in Item 7 of our 2015 Form 10-K. You should read this prospectus supplement, the accompanying prospectus and our reports and other filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference herein and therein in their entirety. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Any forward-looking statement speaks only as of the date such statement was made, and we are not obligated to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, except as required by applicable laws or regulations.

S-iv

SUMMARY

The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference, and in the indenture as described herein under “Description of the Senior Notes.” You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety. All references in this prospectus supplement to “El Paso,” “the Company,” “we,” “us,” “the Registrant,” “our,” or similar words are to El Paso Electric Company.

The Company

We are a public utility engaged in the generation, transmission and distribution of electricity in an area of approximately 10,000 square miles in west Texas and southern New Mexico. We also serve a full requirements wholesale customer in Texas. We own or have significant ownership interests in several electrical generating facilities, currently providing us with a net dependable generating capability of approximately 2,055 megawatts (“MW”). For the year ended December 31, 2015, our energy sources consisted of approximately 47% nuclear fuel, 34% natural gas, 6% coal, 13% purchased power and less than 1% generated by Company-owned solar photovoltaic panels and wind turbines. The Company continues to expand its portfolio of renewable energy sources, particularly solar photovoltaic generation. As of December 31, 2015, the Company has power purchase agreements for 107 MW from solar photovoltaic generation facilities.

We currently serve approximately 404,500 residential, commercial, industrial, public authority and wholesale customers. We distribute electricity to retail customers principally in El Paso, Texas and Las Cruces, New Mexico (representing approximately 63% and 12%, respectively, of our retail revenues for the year ended December 31, 2015). In addition, our wholesale sales include sales for resale to other electric utilities and power marketers. Our principal industrial, public authority and other large retail customers include United States military installations, including Fort Bliss in Texas and White Sands Missile Range and Holloman Air Force Base in New Mexico, an oil refinery, several medical centers, two large universities and a steel production facility.

We were incorporated in Texas in 1901. As of January 31, 2016, we had approximately 1,100 employees, 38% of whom are covered by a collective bargaining agreement.

Our principal offices are located at the Stanton Tower, 100 North Stanton, El Paso, Texas 79901 (telephone 915-543-5711). We maintain a website at www.epelectric.com, where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

The Offering

Issuer:
El Paso Electric Company, a Texas corporation.
Securities Offered:
$            aggregate principal amount of 5.000% Senior Notes due December 1, 2044. The Senior Notes offered hereby constitute an additional issuance of our 5.000% Senior Notes due 2044 issued on December 1, 2014 in an aggregate principal amount of $150,000,000 and form a single series with such notes (the “existing Senior Notes” and, unless the context requires otherwise, together with the Senior Notes offered hereby, the “Senior Notes”). The Senior Notes offered hereby will be issued under the same indenture, will have terms identical to the existing Senior Notes, other than the date of issuance, the initial interest accrual date, the first interest payment date and the issue price, will have the same CUSIP number and will trade interchangeably with the existing Senior Notes immediately upon settlement.
Maturity:
December 1, 2044.
Interest Payment Dates:
December 1 and June 1 of each year, commencing on June 1, 2016.
Interest Rate:
5.000% per year. Interest on the Senior Notes offered hereby will accrue from December 1, 2015.
Further Issuances:
We may, without the consent of the holders of the Senior Notes offered hereby, issue an unlimited amount of additional debt securities under the indenture relating to the Senior Notes having the same terms and CUSIP number as the Senior Notes in all respects, except for the date of issuance, the initial interest accrual date, the first interest payment date and/or the issue price. Any such additional debt securities will be consolidated with and form a single series with the Senior Notes offered hereby, provided that if such additional notes are not fungible with the original Senior Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

In addition to the Senior Notes, we may issue other series of debt securities under the indenture relating to the Senior Notes. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture relating to the Senior Notes.

Covenants:
The Senior Notes will be subject to covenants that will limit our ability to:
•	Create liens on our operating property; and
•	Consolidate with or merge into, or transfer all or substantially all of our assets to any other party.

These covenants are subject to important exceptions and qualifications that are described under “Description of Debt Securities—Successor Obligor” in the

accompanying prospectus and in this prospectus supplement under “Description of the Senior Notes—Limitation on Liens.”

Events of Default:
The Senior Notes will be subject to the events of default described under “Description of Debt Securities—Default and Remedies” in the accompanying prospectus.

In addition, it will be an event of default under the Senior Notes if we fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any of our indebtedness in a principal amount in excess of $10,000,000 if the effect of any such failure is to cause such indebtedness to become due prior to its maturity. See “Description of the Senior Notes—Events of Default” in this prospectus supplement.

Optional Redemption:
Prior to June 1, 2044, we may redeem the Senior Notes at any time in whole, or from time to time in part, at the “make-whole premium” indicated under the section entitled “Description of the Senior Notes—Optional Redemption” in this prospectus supplement.

On or after June 1, 2044, we may redeem the Senior Notes at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption. See “Description of the Senior Notes—Optional Redemption” in this prospectus supplement.

Ranking:
The Senior Notes will be our senior unsecured obligations and will rank equally with all our other existing and future senior unsecured debt outstanding from time to time, including all other debt securities issued under the indenture relating to the Senior Notes. As of December 31, 2015, we had no secured debt outstanding under our Mortgage (as defined herein). See “Description of Debt Securities—Ranking” in the accompanying prospectus.
Form and Denomination:
The Senior Notes will be issued in fully registered form in denominations of $1,000 and in integral multiples thereof.
DTC Eligibility:
The Senior Notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) or its nominee. See “Description of the Senior Notes—Book-Entry System” in this prospectus supplement.
Same Day Settlement:
Beneficial interests in the Senior Notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Use of Proceeds:
We intend to use the net proceeds from the sale of the Senior Notes offered hereby for general corporate purposes, which may include funding capital expenditures, and to repay outstanding short-term borrowings used for working capital and general corporate purposes under our Credit Facility (as defined herein). See “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest:
Affiliates of certain of the underwriters are lenders under our Credit Facility (as defined herein). As described under “Use of Proceeds” in this prospectus supplement, a portion of the net proceeds from this offering may be applied to repay outstanding short-term borrowings under the Credit Facility. In such event, it is possible that such underwriters or their affiliates could receive at least 5% of the net proceeds of this offering. In the event of any such conflict of interest, such underwriters would be required to conduct the distribution of the Senior Notes in accordance with Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.
Risk Factors:
You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should evaluate the information set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of factors you should carefully consider before investing in the Senior Notes.
Trustee:
The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association.
Market for the Senior Notes:
The Senior Notes offered hereby will not be listed on any national securities exchange or quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in the Senior Notes, but they are not obligated to do so. At their sole discretion, the underwriters may discontinue any market making in the Senior Notes at any time without notice. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Like other companies in our industry, our financial results are impacted by weather, the economy of our service territory, market prices for power, fuel prices, and the decisions of regulatory agencies. Our common stock price and creditworthiness will be affected by local, regional and national macroeconomic trends, general market conditions and the expectations of the investment community, all of which are largely beyond our control. In addition, the following statements highlight risk factors that may affect our financial condition and results of operations. These are not intended to be an exhaustive discussion of all such risks, and the statements below must be read together with risk factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the information provided under the caption “Risk Factors” in our 2015 Form 10-K, and our other filings with the SEC.

Risks Related to Our Business

Our revenues and profitability depend upon regulated rates.

Our retail rates are subject to regulation by incorporated municipalities in Texas, the Public Utility Commission of Texas (“PUCT”), the New Mexico Public Regulation Commission (the “NMPRC”) and the Federal Energy Regulatory Commission (the “FERC”). The settlement approved in our 2012 Texas rate case, PUCT Docket No. 40094, established our current retail base rates in Texas, effective May 1, 2012. In addition, the settlement in our 2009 New Mexico rate case, NMPRC Case No. 09-00171-UT, established rates in New Mexico that became effective in January 2010.

Our profitability depends on our ability to recover the costs, including a reasonable return on invested capital, of providing electric service to our customers through base rates approved by our regulators. These rates are generally established based on an analysis of the expenses we incur in a historical test year, and as a result, the rates ultimately approved by our regulators may or may not match our expenses at any given time and recovery of expenses may lag behind the occurrence of those expenses. Rates in New Mexico may be established using projected costs and investment for a future test year period in certain instances. While rate regulation is based on the assumption that we will have a reasonable opportunity to recover our costs and earn a reasonable rate of return on our invested capital, there can be no assurance that our future Texas rate cases or New Mexico rate cases will result in base rates that will allow us to fully recover our costs, including a reasonable return on invested capital. There can be no assurance that regulators will determine that all of our costs are reasonable and have been prudently incurred including costs associated with future plant retirement and asset retirement obligations. It is also likely that third parties will intervene in any rate cases and challenge whether our costs are reasonable and necessary. If all of our costs are not recovered through the retail base rates ultimately approved by our regulators, our profitability and cash flow could be adversely affected, which, over time, could adversely affect our ability to meet our financial obligations.

On May 11, 2015 and August 10, 2015, we filed a general rate case with the NMPRC, Case No. 15-00127-UT (the “2015 New Mexico rate case”) and the PUCT, Docket No. 44941 (the “2015 Texas rate case”), respectively, to establish new rates and to request recovery of new plant placed into service since 2009. Third parties have intervened in both rate cases and have challenged whether certain of our costs are reasonable and necessary. On February 29, 2016, the City of El Paso approved in principle proposed settlement terms for the 2015 Texas rate case. The proposed settlement remains subject to approval by the PUCT. We anticipate a resolution of the 2015 New Mexico rate case in the second quarter of 2016 and a final settlement of the 2015 Texas rate case in the second quarter of 2016. If the NMPRC and PUCT do not increase our rates adequately, our future operations, cash flow and financial condition could be materially adversely affected.

We may not be able to recover all costs of new generation and transmission assets.

In 2013 and 2014, we received approval, both from the PUCT and the NMPRC, to construct four 88 MW simple-cycle aeroderivative combustion turbines at our Montana Power Station, a new plant site (“MPS”). During 2013, we completed the construction of Rio Grande Unit 9, an aeroderivative unit with a generating capacity of 87 MW, which reached commercial operation in May 2013. In 2015, we completed construction of MPS Units 1 and 2 which began commercial operation in March 2015. We have risk related to recovering all costs associated with the construction of Rio Grande Unit 9, MPS Units 1, 2, 3 and 4 and other new units and transmission assets.

In 2014, we issued $150 million in aggregate principal amount of 5.00% Senior Notes, due December 1, 2044. The net proceeds from the 5.00% Senior Notes along with borrowings under our Credit Facility were used to fund the construction of MPS and other capital additions. The costs of financing and constructing these assets are being reviewed in the current Texas and New Mexico rate cases. To the extent that the PUCT or the NMPRC determines that the costs of construction are not reasonable because of cost overruns, delays or other reasons, we may not be allowed to recover these costs from customers in base rates. As part of the proposed settlement terms that were approved by the City of El Paso and other parties to the 2015 Texas rate case, substantially all of the $1.3 billion in additions to electric plant in service from July 1, 2009 through March 31, 2015 would be deemed reasonable and necessary and therefore included in rate base. Once the settling parties have agreed formally to the terms and executed the final documentation, the settlement documents will be filed with the PUCT for review and approval. The 2015 New Mexico rate case is still pending before the NMPRC.

In addition, if future units, such as MPS Units 3 and 4 are not completed on time, we may be required to purchase power or operate less efficient generating units to meet customer requirements. Any replacement purchased power or fuel costs will be subject to regulatory review by the PUCT and the NMPRC. We face financial risks to the extent that recovery is not allowed for any replacement fuel costs resulting from delays in the completion of these new units or other new units.

Weakness in the economy and uncertainty in the financial markets could reduce our sales, hinder our capital programs and increase our funding obligations for pensions and decommissioning.

In recent years, the global credit and equity markets and the overall economy have been extremely volatile. These and future events could have a number of effects on our operations and capital programs. For example, tight credit and capital markets could make it difficult and more expensive to raise capital to fund our operations and capital programs. If we are unable to access the credit markets, we could be required to defer or eliminate important capital projects in the future. In addition, declines in the stock market performance may reduce the value of our financial assets and decommissioning trust investments. Such market results may also increase our funding obligations for our pension plans, other post-retirement benefit plans and nuclear decommissioning trusts. Changes in the corporate interest rates that we use as the discount rate to determine our pension and other post-retirement liabilities may have an impact on our funding obligations for such plans and trusts. Further, continued economic volatility may result in reduced customer demand, both in the retail and wholesale markets, and increases in customer delinquencies and write-offs. Uncertainty in the credit markets may negatively impact the ability of our customers to finance purchases of our services and could adversely affect the collectability of our receivables. Similarly, actions or inaction of Congress and of governmental agencies can impact our operations. For example, during 2013, sales to public authorities and small commercial and industrial customers were negatively impacted by the federal government sequestration and shutdown. The credit markets and overall economy may also adversely impact the financial health of our suppliers. If that were to occur, our access to and prices for inventory, supplies and capital equipment could be adversely affected. Our power trading counterparties could also be adversely impacted by the market and economic conditions, which could result in reduced wholesale power sales or increased counterparty credit risk. Declines in revenues, earnings and cash flow from these events, could impact our ability to fund construction expenditures and impact the level of dividend payments.

There are inherent risks in the ownership of nuclear facilities.

Our 15.8% ownership interest in Palo Verde, which is the largest nuclear electric generating facility in the United States, subjects us to a number of risks. A significant percentage of our generating capacity, off-system sales margins, assets and operating expenses is attributable to Palo Verde. Our interest in each of the three Palo Verde units totals approximately 633 MW of generating capacity. Palo Verde represents approximately 31% of our available net generating capacity and provided approximately 47% of our energy requirements for the twelve months ended December 31, 2015. Palo Verde comprises approximately 27% of our total net plant-in-service and Palo Verde expenses comprise a significant portion of operation and maintenance expenses. Arizona Public Service Company is the operating agent for Palo Verde, and we have limited ability under the Arizona Nuclear Power Project Participation Agreement dated August 23, 1973, as amended, to influence operations and costs at Palo Verde. Palo Verde operated at a capacity factor of 94.3% and 93.7% in the twelve months ended December 31, 2015 and 2014, respectively.

As Palo Verde is a nuclear electric generating facility, it is subject to environmental, health and financial risks, such as the ability to obtain adequate supplies of nuclear fuel; the ability to dispose of spent nuclear fuel; the ability to maintain adequate reserves for decommissioning; potential liabilities arising out of the operation of these facilities; the costs of securing the facilities against possible terrorist attacks; cyber attacks, or other causes; and unscheduled outages due to equipment and other problems. If a nuclear incident were to occur at Palo Verde, it could materially and adversely affect our results of operations and financial condition. A major incident at a nuclear facility anywhere in the world could cause regulatory bodies to limit or prohibit the operation or licensing of any domestic nuclear unit and to promulgate new regulations that could require significant capital expenditures and/or increase operating costs.

We may not be able to recover all of our fuel expenses from customers on a timely basis or at all.

In general, by law, we are entitled to recover our reasonable and necessary fuel and purchased power expenses from our customers in Texas and New Mexico. NMPRC Case No. 13-00380-UT provides for energy delivered to New Mexico customers from the deregulated Palo Verde Unit 3 to be recovered through fuel and purchased power costs based upon a previous purchased power contract. Fuel and purchased power expenses in New Mexico and Texas are subject to reconciliation by the PUCT and NMPRC. Prior to the completion of a reconciliation, we record fuel and purchased power costs such that fuel revenues equal recoverable fuel and purchased power expense including the repriced energy costs for Palo Verde Unit 3 in New Mexico. In the event that recovery of fuel and purchased power expenses is denied in any reconciliation proceeding, the amounts recorded for fuel and purchased power expenses could differ from the amounts we are allowed to collect from our customers, and we would incur a loss to the extent of the disallowance.

In New Mexico, our Fuel and Purchased Power Cost Adjustment Clause (“FPPCAC”) allows us to reflect current fuel and purchased power expenses in the FPPCAC and to adjust for under-recoveries and over-recoveries with a two-month lag. In Texas, fuel costs are recovered through a fixed fuel factor. In Texas, we can seek to revise our fixed fuel factor based upon our approved formula at least four months after our last revision except in the month of December. If we materially under-recover fuel costs, we may seek a surcharge to recover those costs at any time the balance exceeds a threshold material amount and is expected to continue to be materially under-recovered. During periods of significant increases in natural gas prices, we realize a lag in the ability to reflect increases in fuel costs in our fuel recovery mechanisms in Texas. As a result, cash flow is impacted due to the lag in payment of fuel costs and collection of fuel costs from customers. To the extent the fuel and purchased power recovery processes in Texas and New Mexico do not provide for the timely recovery of such costs, we could experience a material negative impact on our cash flow.

Equipment failures and other external factors can adversely affect our results.

The generation and transmission of electricity require the use of expensive and complex equipment. While we have a maintenance program in place, generating plants are subject to unplanned outages because of equipment failure and severe weather conditions. The advanced age of several of our gas-fired generating units in or near El Paso increases the vulnerability of these units. In the event of unplanned outages, we must acquire power from other sources at unpredictable costs in order to supply our customers and comply with our contractual agreements. This additional purchased power cost would be subject to review and approval of the PUCT and the NMPRC in reconciliation proceedings. As noted above, in the event that recovery for fuel and purchased power expenses could differ from the amounts we are allowed to collect from our customers, we would incur a loss to the extent of the disallowance. This could materially increase our costs and prevent us from selling excess power at wholesale. In addition, actions of other utilities may adversely affect our ability to use transmission lines to deliver or import power, thus subjecting us to unexpected expenses or to the cost and uncertainty of public policy initiatives. We may also incur additional capital and operating costs in connection with the physical security and cyber security of transmission lines and generation facilities. Damage to certain transmission and generation facilities due to vandalism or other deliberate acts, or damage due to severe weather could lead to outages or other adverse effects. We are particularly vulnerable to this because a significant portion of our available energy (at Palo Verde and Four Corners) is located hundreds of miles from El Paso and Las Cruces and must be delivered to our customers over long distance transmission lines. In addition, Palo Verde’s availability is an important factor in realizing off-system sales margins. These factors, as well as interest rates, economic conditions, fuel prices and price volatility, could have a material adverse effect on our earnings, cash flow and financial position.

Competition and deregulation could result in a loss of customers and increased costs.

As a result of changes in federal law, our wholesale and large retail customers have access to, in varying degrees, alternative sources of power, including co-generation of electric power. Deregulation legislation is in effect in Texas, requiring us to separate our transmission and distribution functions, which would remain regulated, from our power generation and energy services businesses, which would operate in a competitive market, in the future.

In 2004, the PUCT approved a rule delaying retail competition in our Texas service territory. This rule was codified in the Public Utility Regulatory Act (“PURA”) in June 2011. The PURA identifies various milestones that we must reach before retail competition can begin. The first milestone calls for the development, approval by the FERC, and commencement of independent operation of a regional transmission organization in the area that includes our service territory. This and other milestones are not likely to be achieved for a number of years, if at all. There is substantial uncertainty about both the regulatory framework and market conditions that would exist if and when retail competition is implemented in our Texas service territory, and we may incur substantial preparatory, restructuring and other costs that may not ultimately be recoverable. There can be no assurance that deregulation would not adversely affect our future operations, cash flow and financial condition.

Future costs of compliance with environmental laws and regulations could adversely affect our operations and financial results.

We are subject to extensive federal, state and local environmental laws and regulations relating to discharges into the air, air quality, discharges of effluents into water, water quality, the use of water, the handling, disposal and clean-up of hazardous and non-hazardous substances and wastes, natural resources, and health and safety. Compliance with these legal requirements, which change frequently and often become more restrictive, could require us to commit significant capital and operating resources toward permitting, emission fees, environmental monitoring, installation and operation of pollution control equipment and purchases of air emission allowances and/or offsets. These laws and regulations could also result in limitations in operating hours and/or changes in construction schedules for future generating units.

Cost of compliance with environmental laws and regulations or fines or penalties resulting from non-compliance, if not recovered in our rates, could adversely affect our operations and financial results, especially if emission and/or discharge limits are tightened, more extensive permitting requirements are imposed, additional substances become regulated and the number and types of assets we operate increase. We cannot estimate our compliance costs or any possible fines or penalties with certainty, or the degree to which such costs might be recovered in our rates, due to our inability to predict the requirements and timing of implementation of environmental laws or regulations. For example, the Environmental Protection Agency (“EPA”) has issued in the recent past various proposed regulations regarding air emissions, such as the revision of the primary and secondary ground-level ozone National Ambient Air Quality Standards. If these regulations become finalized and survive legal challenges, the cost to us to comply could adversely affect our operations and our financial results.

Climate change and related legislation and regulatory initiatives could affect demand for electricity or availability of resources, and could result in increased compliance costs.

We emit GHGs (including carbon dioxide) through the operation of our power plants. Federal legislation had been introduced in both houses of Congress to regulate GHG emissions and numerous states have adopted programs to stabilize or reduce GHG emissions. Additionally, the EPA is proceeding with regulation of GHG under the U.S. Clean Air Act (“CAA”). Under EPA regulations finalized in May 2010, formerly known as the “Tailoring Rule,” the EPA can impose GHG best achievable control technology requirements for sources, including power plants already required to implement prevention of significant deterioration under the CAA for certain other pollutants. In addition, in October 2015, the EPA published a final rule establishing new source performance standards limiting CO2 emissions from new, modified and reconstructed electric generating units. In October 2015, the EPA also published a rule establishing guidelines for states to regulate CO2 emissions from existing power plants, as well as a proposed “federal plan” to address CO2 emissions from affected units in those states that do not submit an approvable compliance plan. The standards for existing plants are known as the Clean Power Plan (“CPP”), under which rule interim emissions performance rates must be achieved beginning in 2022 and final emissions performance rates by 2030. Legal challenges to the CPP have been filed by groups of states and industry members. On February 9, 2016, the U.S. Supreme Court issued a decision to stay the rule until legal issues are resolved. Further, the U.S. signed on to 21st Conference of Parties Paris Agreement signed on December 12, 2015, and indications are that the U.S. plans on relying heavily on the CPP to meet its early commitments. The potential impact of this Agreement and GHG rules (if and when finalized) on us is unknown at this time, but they could result in significant costs, limitations on operating hours, and/or changes in construction schedules for future generating units.

It is not possible to predict how any pending, proposed or future GHG legislation by Congress, the states or multi-state regions or any GHG regulations adopted by the EPA or state environmental agencies will impact our business. However, any legislation or regulation of GHG emissions or any future related litigation could result in increased compliance costs or additional operating restrictions or increased or reduced demand for our services, could require us to purchase rights to emit GHG, and could have a material adverse effect on our business, financial condition, reputation or results of operations.

Adverse regulatory decisions or changes in applicable regulations could have a material adverse effect on our business or result in significant additional costs.

Our business is subject to extensive federal, state and local laws and regulations. FERC regulates our wholesale operations, provision of transmission services and compliance with federally mandated reliability standards. Additional regulatory authorities have jurisdiction over some of our operations and construction projects including the EPA, the United States Department of Energy, the PUCT, the NMPRC and various local regulatory districts (including the cities of El Paso and Las Cruces).

We must periodically apply for licenses and permits from these various regulatory authorities and abide by their respective orders. Should we be unsuccessful in obtaining necessary licenses or permits or should these regulatory authorities initiate any investigations or enforcement actions or impose penalties or disallowances on us, our business could be adversely affected. Existing regulations may be revised or reinterpreted and new laws and regulations may be adopted or become applicable to us or our facilities in a manner that may have a detrimental effect on our business or result in significant additional costs because of our obligation to comply with those requirements.

Security breaches, criminal activity, terrorist attacks and other disruptions to our infrastructure could interfere with our operations, could expose us or our customers or employees to a risk of loss, and could expose us to liability, regulatory penalties, reputational damage and other harm to our business.

We rely upon our infrastructure to manage or support a variety of business processes and activities, including the generation, transmission and distribution of electricity, supply chain functions, and the invoicing and collection of payments from our customers. We also use information technology systems for internal accounting purposes and to comply with financial reporting, legal and tax requirements. Our information technology networks and infrastructure may be vulnerable to damage, disruptions or shutdowns due to attacks by hackers, breaches due to employee error or malfeasance, system failures, computer viruses, natural disasters, a physical attack on our facilities, or other catastrophic events. The occurrence of any of these events could impact the reliability of our generation, transmission and distribution systems and energy marketing and trading functions; could expose us or our customers or employees to a risk of loss or misuse of confidential information; and could result in legal claims or proceedings, liability or regulatory penalties against us, damage our reputation or otherwise harm our business. In addition, we may be required to incur significant costs to prevent or respond to damage caused by these disruptions or security breaches in the future.

Additionally, we cannot predict the impact that any future information technology or terrorist attack may have on the energy industry in general. The effects of such attacks against us or others in the energy industry could increase the cost of regulatory compliance, increase the cost of insurance coverage or result in a decline in the U.S. economy which could negatively affect our results of operations and financial condition. Ongoing and future governmental efforts to regulate cybersecurity in the energy industry could lead to increased regulatory compliance costs.

The effects of technological advancement, energy conservation measures and distributed generation could adversely affect our operations and financial results.

New technologies may emerge that could be superior to, or may not be compatible with, some of our existing technologies, and may require us to make significant expenditures to remain competitive. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes in a cost-effective manner and to offer, on a timely basis, services that meet customer demands and evolving industry standards.

Additionally, the electric utility industry is undergoing other technological advances such as the expanded cost effective utilization of energy efficiency measures and distributed generation including solar rooftop projects. Customers’ increased use of energy efficiency measures and distributed generation could result in lower demand. Reduced demand due to energy efficiency measures and the use of distributed generation, to the extent not substantially offset through ratemaking mechanisms, could have a material adverse impact on our financial condition, results of operations and cash flows.

Risks Related to the Offering

Increased leverage may harm our financial condition and results of operations.

We may incur additional indebtedness in the future and the Senior Notes do not restrict future incurrence of indebtedness. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;
•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and
•	depending on the levels of its outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and regulatory, financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

•	to seek additional financing in the debt or equity markets;
•	to refinance or restructure all or a portion of our indebtedness, including the Senior Notes;
•	to sell selected assets;
•	to reduce or delay planned capital expenditures; or
•	to reduce or delay planned operating and investment expenditures.

These measures may not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

Ratings of the Senior Notes may change and affect the market price and marketability of the Senior Notes.

Our long-term debt has been rated by Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. Such ratings are limited in scope and do not address all material risks relating to an investment in the Senior Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Holders of Senior Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings.

Our credit rating may in the future be lower than our current or historical ratings. Changes in credit ratings affect the interest rates we pay on borrowings under our Credit Facility, the interest rates charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to us. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on our operating results, our ability to obtain additional financing on acceptable terms and the market price or marketability of the Senior Notes.

The Senior Notes are effectively subordinated to any secured obligations we may have or issue in the future.

Although the Senior Notes are unsubordinated obligations, they are effectively subordinated to any secured obligations we may have or may incur in the future, to the extent of the assets that serve as security for those obligations. As of December 31, 2015, we had no secured debt outstanding under our Mortgage (as defined herein). The Senior Notes will be subject to covenants limiting our ability to create certain liens. The limitation on liens covenants contain exceptions that will allow us, under specified circumstances, to incur secured debt which will be effectively senior in right of payment to the Senior Notes. See “Description of the Senior Notes—Limitation on Liens” in this prospectus supplement.

An active trading market for the Senior Notes may not develop.

There is currently no public market for the Senior Notes, and we have not listed, and we do not intend to list, the Senior Notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the Senior Notes, but they are not obligated to do so. At their sole discretion, the underwriters may discontinue any market making in the Senior Notes at any time without notice. In addition, the liquidity of any trading market in these Senior Notes, and the market price quoted for the Senior Notes, may be adversely affected by changes in the overall market for the Senior Notes, prevailing interest rates and changes in our financial condition, results of operations or prospects. A liquid trading market in the Senior Notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the Senior Notes.

We may choose to redeem the Senior Notes prior to maturity.

We may redeem the Senior Notes at any time in whole, or from time to time in part, at the applicable redemption price described under “Description of the Senior Notes—Optional Redemption” in this prospectus supplement. If prevailing interest rates are lower at the time of redemption, holders of the Senior Notes may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Senior Notes being redeemed. Our redemption right may also adversely affect holders’ ability to sell their Senior Notes.

USE OF PROCEEDS

We expect the net proceeds from the sale of the Senior Notes offered hereby will be approximately $    million after the deduction of the underwriting discount and our expenses (and not including the amount of accrued interest paid by the purchasers of the Senior Notes offered hereby). We intend to use the net proceeds from the sale of the Senior Notes offered hereby for general corporate purposes, which may include funding capital expenditures, and to repay outstanding short-term borrowings for working capital and general corporate purposes under our Second Amended and Restated Credit Agreement dated as of January 14, 2014 (the “Credit Agreement”). Under the terms of the Credit Agreement, the Company has available a $300 million revolving credit facility (the “Credit Facility”) maturing January 14, 2019. As of December 31, 2015, we had $108.0 million of indebtedness outstanding under our Credit Facility, which was drawn for working capital or general corporate purposes. During the quarter ended December 31, 2015, the weighted-average borrowing rate of our short-term debt for working capital and general corporate purposes was 1.4%.

RATIOS OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratios of earnings to fixed charges for each of the periods indicated.

Years ended December 31,
2015	2014	2013	2012	2011
2.4	2.7	2.9	3.1	3.5

For purposes of calculating these ratios, earnings consist of earnings from continuing operations and fixed charges less AFUDC (allowance for funds used during construction) and capitalized interest. Earnings from continuing operations consist of income from continuing operations before income taxes, extraordinary item and cumulative effects of accounting changes. Fixed charges consist of all interest on indebtedness, amortization of debt discount and expense and the estimated portion of rental expense that represents an interest factor.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2015 on an actual basis and on an as-adjusted basis to give effect to the issuance of the Senior Notes offered by this prospectus supplement, after deducting the underwriters’ discount and our estimated offering expenses, and the application of the net proceeds from the sale of the Senior Notes offered hereby as described in “Use of Proceeds” in this prospectus supplement. This table should be read in conjunction with the audited financial statements, including the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in our 2015 Form 10-K, incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2015
	Actual	As Adjusted
	(In Thousands)
Cash and Cash Equivalents	$8,149	$

Current maturities of long-term debt	$—		$—
Short-Term Borrowings under the Credit Facility	141,738
Long-Term Debt (excluding 5.000% Senior Notes due 2044 offered hereby)	1,134,284		1,134,284
5.000% Senior Notes due 2044 offered hereby	—
Total Debt	$1,276,022	$
Total Common Stock Equity	1,016,538		1,016,538
Total Capitalization	$2,292,560	$

Under the terms of our Credit Facility, we have the ability to borrow up to $300 million and the ability to increase the Credit Facility by $100 million (up to a total of $400 million) upon the satisfaction of certain conditions. As of December 31, 2015, we had $108.0 million of indebtedness outstanding under our Credit Facility for working capital or general corporate purposes.

DESCRIPTION OF THE SENIOR NOTES

The following description of the particular terms of the Senior Notes supplements and, to the extent inconsistent, replaces, the description in the accompanying prospectus of the general terms and provisions of the debt securities under “Description of Debt Securities” to which description reference is hereby made. Capitalized terms defined in the accompanying prospectus and not defined herein are used herein as therein defined.

General

The following is a summary of the terms of the Senior Notes. The Senior Notes offered hereby will be issued under an indenture dated as of May 1, 2005 between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association, as trustee (the “Trustee”). The indenture, as amended by the supplemental indenture and as may be further supplemented from time to time, is referred to herein as the “Indenture.” The Senior Notes were established under the Indenture pursuant to a securities resolution.

On December 1, 2014, we issued $150.0 million in aggregate principal amount of Senior Notes under the Indenture. The $            of Senior Notes offered hereby will have identical terms, except for the date of issuance, the initial interest accrual date, the first interest payment date and the issue price, and will constitute part of the same series as the existing Senior Notes. Unless the context indicates otherwise, references in this description to the “Senior Notes” include both the existing Senior Notes and the Senior Notes offered hereby. Upon the issuance of the Senior Notes offered hereby, the aggregate principal amount of outstanding Senior Notes will be $           .

This description is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Senior Notes, the securities resolution and the Indenture.

Maturity, Interest, Form and Denomination

We issued $150.0 million in aggregate principal amount of existing Senior Notes in December 2014, and we will issue Senior Notes in an additional amount equal to $            in aggregate principal amount in this offering. The Senior Notes will mature on December 1, 2044 unless redeemed prior to that date, and will bear interest at the rate of 5.000% per year.

Interest on the Senior Notes offered hereby will accrue from December 1, 2015 and will be payable semi-annually in arrears on December 1 and June 1 of each year commencing on June 1, 2016 for the Senior Notes offered hereby to holders of record of the Senior Notes at the close of business on the preceding November 15 and May 15, respectively. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date and without additional interest. Interest on the Senior Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The Senior Notes will be issued in fully-registered form in denominations of $1,000 and in integral multiples thereof.

Further Issues of the Same Series

We may, from time to time, without the consent of the holders of the Senior Notes offered hereby, issue an unlimited amount of additional debt securities under the Indenture having the same terms and CUSIP number as the Senior Notes in all respects, except for the date of issuance, the initial interest accrual date, the first interest payment date and/or the issue price. Any such additional debt securities will be consolidated with and form a single series with the Senior Notes offered hereby, provided that if such additional notes are not fungible with the original Senior Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. We intend to take the position that the Senior Notes offered hereby will be fungible with the existing Senior Notes issued on December 1, 2014 for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

In addition to the Senior Notes, we may issue other series of debt securities under the Indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the Indenture.

Optional Redemption

Prior to June 1, 2044, the Senior Notes will be redeemable at any time in whole, or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Senior Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date fixed for redemption (the “redemption date”)) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as defined below, plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after June 1, 2044, the Senior Notes will be redeemable at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such redemption date). The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average, as determined by us, of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average, as determined by us, of all such Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint.

“Reference Treasury Dealers” means (1) J.P. Morgan Securities LLC and a Primary Treasury Dealer (as defined below) selected by Mitsubishi UFJ Securities (USA), Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), we shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed. Any notice of redemption at our option with respect to the Senior Notes may state that such redemption will be conditional upon the occurrence of any event before the redemption date described in such notice, and such notice will be of no force and effect unless all such conditions to the redemption have occurred on or before such redemption date. In the event that such conditions are not met, we will not be required to redeem the Senior Notes.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

Limitation on Liens

So long as any Senior Notes are outstanding, we may not create or permit to be created, any mortgage, security interest, pledge, lien or other encumbrance (“Lien”) of or upon any of our Operating Property (as defined below), whether owned at the date of the Indenture or thereafter acquired, to secure any Debt (as defined below), without effectively securing the Senior Notes (together with, if we shall so determine, any of our other Debt ranking senior to, or equally with, the Senior Notes) equally and ratably with such Debt (but only so long as such Debt is so secured), subject to the following exceptions, one or more of which may apply to any particular Lien.

The foregoing restriction will not apply to:

•	Liens to secure Debt incurred without limitation as to amount under the Mortgage (as defined below);
•	Liens to secure Debt existing on the date of the issuance of the Senior Notes and obligations under the Credit Facility (not to exceed the total amount available under the Credit Facility on the date of such issuance);

•	Liens on any Operating Property which existed on such property prior to the acquisition thereof by us, to secure Debt assumed by us in connection with such acquisition;
•	Liens to secure Debt incurred by us in connection with the acquisition or lease by us in the ordinary course of business, after the date of the issuance of the Senior Notes, of furniture, fixtures, equipment and other assets not owned by us as of the date of issuance of the Senior Notes, provided that (a) such Debt shall not be secured by any of our Operating Property other than the Operating Property with respect to which such Debt is incurred, and (b) the Lien securing such Debt shall be created within 90 days of the incurrence of such Debt;
•	Liens to secure Debt of any entity existing at the time such entity is merged into or consolidated with, or such entity disposes of all or substantially all its properties (or those of a division) to, us;
•	Liens to secure Debt incurred to acquire, construct, develop or substantially repair, alter or improve Operating Property or to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose; provided that such Debt is incurred contemporaneously with, or within 24 months after, such acquisition or the completion of construction, development or substantial repair, alteration or improvement;
•	Liens to secure, directly or indirectly, our obligations with respect to debt issued by any Governmental Authority (as defined herein), including debt represented by securities issued by any such Governmental Authority (or providers of credit enhancement with respect to such securities), including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property;
•	Liens to secure Debt which has been defeased, including the Senior Notes;
•	Liens to secure Debt incurred in connection with an accounts receivable facility and/or contract payments facility or the securitization of any Excepted Assets (as defined below); and
•	Liens to secure any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of an instrument or agreement creating any Debt referred to in the above clauses.

Also, the foregoing restriction will not apply to Liens, otherwise subject to the foregoing restrictions, to secure Debt of up to an aggregate principal amount (not including Debt secured by Liens permitted by any of the foregoing exceptions) which, immediately following the creation of such Lien, together with all other Debt so secured, does not exceed 15% of Capitalization (as defined below). As of December 31, 2015, our Capitalization, as defined for purposes of this covenant, was approximately $2.3 billion.

For purposes of the limitation on liens covenant described above, certain terms are defined as follows:

“Capitalization” means the total of all the following items appearing on, or included in, our balance sheet:

•	liabilities for Debt; and
•	common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than sixty (60) days prior to the happening of an event for which such determination is being made.

“Debt” means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any thereof.

“Excepted Assets” means all bills, notes and other instruments, accounts receivable, claims, credits, judgments, demands, general intangibles, licenses and privileges (except franchises and permits), emissions allowances, choses in action, patents, patent applications, patent licenses and other patent rights, trade names, trademarks and all contracts, leases and agreements of whatsoever kind and nature, other than any of the foregoing which are by the express provisions of the Mortgage subjected or required to be subjected to the Lien of the Mortgage.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Mortgage” means the General Mortgage Indenture and Deed of Trust dated February 1, 1996 between El Paso Electric Company and U.S. Bank National Association, successor to State Street Bank and Trust Company, as trustee, as amended, supplemented, substituted or replaced from time to time; provided, however, that any such substitution or replacement will provide for a Lien on substantially all of our Operating Property subject to exceptions substantially similar to those contained in the previously existing Mortgage.

“Operating Property” means, as of any particular time, (i) all of the real, personal and mixed property which is an integral part of or is used or to be used as an integral part of our electric generating, transmission and/or distribution operations, (ii) any undivided legal interest of ours in any such property which is jointly owned by us and any other person or persons and (iii) franchises and permits owned by us in connection with our electric generating, transmission and/or distribution operations, including, without limitation all of such property which is acquired by us after the date hereof; provided, however, that Operating Property shall not be deemed to include Excepted Property (as defined in the Mortgage). See “Description of First Mortgage Bonds—Mortgaged Property” in the accompanying prospectus.

Events of Default

The Senior Notes will be subject to the events of default contained in the indenture as described under “Description of Debt Securities—Default and Remedies” in the accompanying prospectus. In addition, it will be an event of default under the Senior Notes if we fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Debt (as defined above) in a principal amount in excess of $10,000,000 if the effect of any such failure is to cause such Debt to become due prior to its stated maturity.

Defeasance

The Senior Notes will be subject to covenant defeasance and legal defeasance pursuant to the terms and conditions set forth in Article 9 of the Indenture as modified by the securities resolution. See “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.

Concerning the Trustee

The Trustee has provided other services to us in the past and may do so in the future as a part of its regular business.

Book-Entry System

The Senior Notes offered hereby will be issued in the form of one or more fully registered global securities. The global security will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. (DTC’s partnership nominee), or such other name as may be requested by an authorized representative of DTC. Except in the limited circumstances described under “Forms of Securities—Global Securities” in the accompanying prospectus, the Senior Notes will not be issued in definitive certificated form. The global security may be transferred, in whole and not in part, only to another nominee of DTC.

DTC has advised us and the underwriters as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC and facilitates the post-trade settlement of transactions among its direct participants in such securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others, such as banks, brokers, dealers, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

Purchases of Senior Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Senior Notes on DTC’s records. The ownership interest of each actual purchaser of Senior Notes (a “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct and indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

To facilitate subsequent transfers, all Senior Notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Senior Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Senior Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the global notes. Under its usual procedures DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts interests in the global notes are credited on the record date (identified in the listing attached to the Omnibus Proxy).

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but none of the Company or the underwriters take any responsibility for the accuracy thereof.

Neither we, the Trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct or indirect participant with respect to any ownership interest in the Senior Notes, or payments to, or the providing of notice to participants or beneficial owners.

Global Clearance and Settlement Procedures

Initial settlement for the Senior Notes will be made in immediately available funds. Secondary market trading between the DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Additional Information

See “Description of Debt Securities” in the accompanying prospectus for additional important information about the Senior Notes. That information includes:

•	additional information about the terms of the Senior Notes;
•	general information about the Indenture and the Trustee; and
•	a description of the remedies upon the occurrence of an event of default under the Indenture.

See “Description of First Mortgage Bonds” in the accompanying prospectus for information about our ability to issue first mortgage bonds under the Mortgage.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences (and, to the limited extent discussed herein, U.S. federal estate tax consequences) of the ownership and disposition of the Senior Notes by holders who hold the Senior Notes as “capital assets” (within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) and who purchase the Senior Notes for cash in this offering at the price set forth on the cover page. This discussion is not a complete discussion of all the potential tax consequences of the ownership and disposition of the Senior Notes that may be relevant to you. This discussion is based upon the Code, Treasury regulations issued under the Code, administrative rulings and court decisions, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis, or to different interpretations, possibly in a manner that could adversely affect a holder of the Senior Notes. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this prospectus supplement. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of owning or disposing of the Senior Notes.

This discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s circumstances or to certain categories of investors that may be subject to special rules, such as financial institutions, regulated investment companies, insurance companies, real estate investment trusts, controlled foreign corporations or their shareholders, passive foreign investment companies or their shareholders, tax-exempt entities, retirement plans, non-U.S. trusts or estates with U.S. beneficiaries, individual retirement accounts, tax-deferred accounts, holders subject to alternative minimum tax, dealers or traders in securities, partnerships or other pass-through entities (or investors in such entities), U.S. expatriates, holders of Senior Notes whose functional currency is not the U.S. dollar or persons who hold the Senior Notes as part of a hedge, conversion transaction, straddle or other integrated transaction. This discussion does not address any aspect of U.S. federal tax law other than those aspects of U.S. federal income taxation (and, to the limited extent described below, U.S. federal estate taxation) expressly discussed herein and does not purport to cover the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or under any applicable tax treaties.

For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of Senior Notes and you are a “U.S. person” for U.S. federal income tax purposes. You are a “non-U.S. holder” if you are a beneficial owner of Senior Notes that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes. A “U.S. person” is:

•	an individual who is a citizen of the U.S. or a resident alien of the U.S. for U.S. federal income tax purposes;
•	an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Senior Notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships considering an investment in the Senior Notes should consult their tax advisors.

This discussion is intended for general information purposes only. We urge you to consult your own tax advisors regarding the particular U.S. federal income, estate and gift tax consequences to you of owning and disposing of Senior Notes, any tax consequences that may arise under the laws of any relevant non-U.S., state, local or other taxing jurisdiction or under any applicable tax treaty, as well as possible effects of changes in federal or other tax laws. Holders who purchase Senior Notes subsequent to this offering should consult their own tax advisors with respect to the tax treatment of any market discount or bond premium associated with the purchase of such Senior Notes.

U.S. Holders

Qualified Reopening

We intend to treat the Senior Notes issued pursuant to this offering as a “qualified reopening'’ of the existing Senior Notes in accordance with applicable Treasury regulations. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Accordingly, the Senior Notes offered hereby will have the same issue date, the same issue price and the same adjusted issue price as the existing Senior Notes for U.S. federal income tax purposes. The remainder of this discussion assumes the correctness of such U.S. federal income tax treatment of the Senior Notes.

Payments of Interest

Subject to the discussion below regarding pre-issuance accrued interest, interest on a Senior Note generally will be includable in your gross income as ordinary income at the time the interest is either received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Pre-Issuance Accrued Interest

A portion of the purchase price paid for the Senior Notes issued pursuant to this offering will be allocable to interest that accrued prior to the date the Senior Notes offered hereby are sold (“pre-issuance accrued interest”). We intend to treat pre-issuance accrued interest as a non-taxable return of such pre-issuance accrued interest. Any amount treated as a non-taxable return of pre-issuance accrued interest will reduce your adjusted tax basis in the Senior Note by a corresponding amount. The remainder of this discussion assumes that the Senior Notes will be so treated, and all references to interest in the remainder of this discussion exclude references to pre-issuance accrued interest, except where explicitly stated.

Amortizable Bond Premium

If you purchase a Senior Note for an amount (excluding any amounts that are treated for U.S. federal income tax purposes as being attributable to pre-issuance accrued interest, as described above) in excess of the sum of all amounts payable on the Senior Note (other than in respect of stated interest), such excess will be considered “amortizable bond premium.”

You generally may elect to amortize any bond premium over the remaining term of the Senior Note on a constant yield method (based on the Senior Note’s yield to maturity) as an offset to interest when includible in gross income under your regular method of accounting for U.S. federal income tax purposes. However, because the Senior Notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce, eliminate or defer the amount of premium that you may amortize with respect to the Senior Notes. If you elect to amortize bond premium, you will be required to reduce your adjusted tax basis in such Senior Note by the amount of the premium amortized in any year. If you do not elect to amortize bond premium, then the premium will decrease the capital gain, or increase the capital loss, that you otherwise would recognize on disposition of the Senior Note. An election to amortize bond premium on a constant yield method also will apply to all other debt obligations held or subsequently acquired by you (other than debt instruments the interest on which is excludible from gross income) on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your tax advisor before making this election.

Sale, Exchange, Redemption or Other Taxable Disposition of the Senior Notes

Upon a sale, taxable exchange, retirement, redemption or other taxable disposition of a Senior Note, you generally will recognize gain or loss equal to the difference, if any, between the amount received upon such taxable disposition (less any amount attributable to accrued but unpaid interest (other than pre-issuance accrued interest), which will be taxable as ordinary income if not previously included in gross income) and your adjusted tax basis in the Senior Note at that time. Your adjusted tax basis in a Senior Note generally will equal the original purchase price for the Senior Note, decreased by any amount attributable to pre-issuance accrued interest previously accrued and any amortizable bond premium previously amortized.

Any gain or loss realized on the sale, taxable exchange, retirement, redemption or other taxable disposition of a Senior Note generally will be treated as U.S. source capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, exchange, retirement, redemption or other taxable disposition, the Senior Note has been held for more than one year; otherwise, the capital gain or loss will be short-term. Under current law, net long-term capital gain recognized by certain non-corporate U.S. holders generally is taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations. You should consult your tax advisor regarding the treatment of capital gains and losses.

Information Reporting and Backup Withholding

In general, information reporting will apply to payments of interest on the Senior Notes and to the proceeds from the sale, taxable exchange, retirement, redemption or other taxable disposition of a Senior Note paid to you unless you are an exempt recipient. Additionally, backup withholding (currently at a rate of 28%) will apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or become subject to backup withholding due to a prior failure to report full dividend and interest income or otherwise fail to comply with applicable requirements of the backup withholding rules. In addition to being subject to backup withholding, you may be subject to penalties imposed by the IRS in certain circumstances if you do not provide a correct taxpayer identification number or an adequate basis for an exemption from backup withholding.

Certain persons are exempt from backup withholding, including corporations. Other U.S. holders generally will be eligible for an exemption from backup withholding upon providing a properly completed IRS Form W-9 (or substitute form) to us, our paying agent or the person who would otherwise be required to withhold U.S. federal income tax, as applicable. Backup withholding is not an additional tax. If backup withholding applies to you, you may use the amounts withheld as a refund or credit against your U.S. federal income tax liability, as long as you timely provide specific information to the IRS.

Medicare Tax

Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (a) the U.S. holder’s “net investment income” for the relevant taxable year and (b) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its interest income and its net gains from the disposition of Senior Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare Tax to its income and gains in respect of its investment in the Senior Notes.

Non-U.S. Holders

Qualified Reopening

We intend to treat the Senior Notes issued pursuant to this offering as a “qualified reopening,” as described in “—U.S. Holders—Qualified Reopening” above.

Pre-Issuance Accrued Interest

A portion of your purchase price for the Senior Notes offered hereby may be attributable to pre-issuance accrued interest. In such event, such portion would be treated as described in “—U.S. Holders—Pre-Issuance Accrued Interest” above.

Payments of Interest

Subject to the discussion of backup withholding and other withholding requirements below, payments of interest on the Senior Notes generally will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status as described below, and:

•	interest paid on the Senior Notes is not effectively connected with your conduct of a trade or business in the United States;
•	you are not a bank whose receipt of interest on the Senior Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; and
•	you are not a “controlled foreign corporation” that is related to us within the meaning of the Code.

The portfolio interest exemption and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or appropriate substitute form to the applicable withholding agent.

If you cannot satisfy the requirements described above, payments of interest (other than pre-issuance accrued interest) made to you will be subject to U.S. federal income tax withholding at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute form) claiming an exemption from (or a reduction of) withholding under the benefit of an applicable tax treaty, or (ii) the payments of interest are effectively connected with your conduct of a trade or business (and, if required by an applicable tax treaty, are attributable to a “permanent establishment” maintained by you) in the United States and you meet the certification requirements described below in “—Income or Gain Effectively Connected with a U.S. Trade or Business.”

Sale, Exchange, Redemption or Other Taxable Disposition of the Senior Notes

Subject to the discussion of backup withholding and other withholding requirements below, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a Senior Note unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable tax treaty, is attributable to your permanent establishment in the United States); or
•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are described in the first bullet point above, you will be subject to the treatment described below in “—Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower tax treaty rate) on the gain derived from the sale, exchange, retirement, redemption or other taxable disposition, and such gain may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

Any proceeds received on the sale, exchange, retirement, redemption or other taxable disposition of a Senior Note which are attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “—U.S. Holders—Pre-Issuance Accrued Interest.”

Income or Gain Effectively Connected with a U.S. Trade or Business

The preceding discussion of the tax consequences of the purchase, ownership and disposition of Senior Notes by you generally assumes that you are not engaged in a U.S. trade or business. If any interest on the Senior Notes or gain from the sale, exchange, retirement, redemption or other taxable disposition of the Senior Notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable tax treaty, is attributable to your permanent establishment in the United States), then the interest or gain will be subject to U.S. federal income tax on a net income basis at regular graduated income tax rates but will not be subject to withholding tax, provided, in the case of interest, that certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business (and, if required by an applicable tax treaty, is attributable to your permanent establishment in the United States) also may be subject to a “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

U.S. Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, a Senior Note will be treated as U.S. situs property subject to U.S. federal estate tax if interest payments on the Senior Note, if received by the decedent at the time of death, would have been:

•	subject to U.S. federal withholding tax by not meeting the requirements for the “portfolio interest” exemption (even if the IRS Form W-8BEN or W-8BEN-E foreign status certification requirement described above were satisfied); or
•	effectively connected with the conduct by the decedent of a trade or business in the United States.

Information Reporting and Backup Withholding

Payments to you of interest on a Senior Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

U.S. backup withholding tax generally will not apply to payments of interest and principal on a Senior Note to you if the certification described in “—Payments of Interest” is duly provided by you or you otherwise establish an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or are otherwise not exempt.

Payment of the proceeds of a sale, exchange, retirement, redemption or other taxable disposition of a Senior Note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding, unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of a Senior Note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of a Senior Note effected outside the United States by such a broker if it:

•	is a U.S. person;
•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;
•	is a controlled foreign corporation for U.S. federal income tax purposes; or
•	is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by U.S. persons or is engaged in the conduct of a U.S. trade or business.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is timely provided to the IRS.

Other Withholding Requirements

Under sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) and Treasury regulations thereunder, a 30% U.S. withholding tax generally is imposed on interest payments on the Senior Notes and on the gross proceeds from a disposition of the Senior Notes occurring after December 31, 2018, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Intergovernmental agreements regarding FATCA between the United States and certain foreign countries may modify the foregoing reporting and other related requirements. You should consult with your tax advisor regarding these rules.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Senior Notes that appears opposite its name in the table below. Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc. are acting as joint book-running managers.

Underwriter	Principal Amount of Senior Notes
Wells Fargo Securities, LLC	$
U.S. Bancorp Investments, Inc.	$
Total	$

The underwriters are offering the Senior Notes subject to their acceptance of the Senior Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Senior Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Senior Notes offered by this prospectus supplement if any such Senior Notes are taken.

The underwriters initially propose to offer the Senior Notes offered hereby to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer the Senior Notes to certain dealers at prices that represent a concession not in excess of    % of the principal amount of the Senior Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of    % of the principal amount of the Senior Notes to certain other dealers. After the initial offering of the Senior Notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell Senior Notes offered hereby through certain of their affiliates.

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $500,000.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

There is currently no established trading market for the Senior Notes. We have not listed, and we do not intend to apply for the Senior Notes to be listed, on any securities exchange or to arrange for the Senior Notes to be quoted on any quotation system. The underwriters have advised us that they currently intend to make a market in the Senior Notes, but they are not obligated to do so. At their sole discretion, the underwriters may discontinue any market making in the Senior Notes at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Senior Notes, that you will be able to sell your Senior Notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the Senior Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Senior Notes. Specifically, the underwriters may overallot in connection with the offering of the Senior Notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase Senior Notes in the open market to cover syndicate short positions or to stabilize the price of the Senior Notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Senior Notes in the offering if the syndicate repurchases previously distributed Senior Notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the Senior Notes above independent market levels. The underwriters are not required to engage in any of these activities, and may discontinue any of them at any time without notice.

The underwriters or their affiliates engage in transactions with, and have performed services for, us in the ordinary course of business and have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for us, for which they received, or will receive, customary fees and expenses. For instance, affiliates of certain of the underwriters are lenders under the Credit Facility.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our Credit Facility. As described under “Use of Proceeds” in this prospectus supplement, a portion of the net proceeds from this offering may be applied to repay outstanding short-term borrowings under the Credit Facility. In such event, it is possible that such underwriters or their affiliates could receive at least 5% of the net proceeds of this offering. In the event of any such conflict of interest, such underwriters would be required to conduct the distribution of the Senior Notes in accordance with Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of FINRA.

Notice to Canadian Investors

The Senior Notes offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes offered hereby must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE SENIOR NOTES

The validity of the Senior Notes offered hereby will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Certain legal matters in connection with the interpretation of federal law and the law of the States of Texas, New Mexico and Arizona will be passed upon by (i) Baker Botts L.L.P., Houston, Texas, in respect of Texas law and federal energy regulatory matters, (ii) Law Offices of Randall W. Childress, P.C., Santa Fe, New Mexico, in respect of New Mexico law and (iii) Perkins Coie LLP, Phoenix, Arizona, in respect of Arizona law. Hunton & Williams LLP, New York, New York, will issue an opinion about certain legal matters with respect to the Senior Notes offered hereby for the underwriters. From time to time, Hunton & Williams LLP acts as counsel to us for some matters.

EXPERTS

The financial statements of El Paso Electric Company as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

This prospectus supplement is a part of a registration statement on Form S-3 filed with the SEC under the Securities Act. As permitted by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016; and
b)	Current Report on Form 8-K filed with the SEC on February 29, 2016.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901
Attn: Investor Relations
(915) 543-5711

Copies of these filings are also available from our website at http://www.epelectric.com. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

EL PASO ELECTRIC COMPANY

Debt Securities
First Mortgage Bonds
Common Stock (no par value)
Preferred Stock (no par value)
Warrants
Purchase Contracts
Units

We or selling security holders may offer and sell debt securities, first mortgage bonds, shares of our common stock and preferred stock, warrants, purchase contracts, and units from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which we or selling security holders will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement before you invest.

We or selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents we or the selling security holders select, or through underwriters and dealers we or the selling security holders select. If agents, underwriters or dealers are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “EE.” We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. See Risk Factors beginning on page 5 of this prospectus and page 16 of our annual report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2014

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. All references in this prospectus to “El Paso,” “the Company,” “we,” “us,” “the Registrant,” “our,” or similar words are to El Paso Electric Company, unless the context requires otherwise.

EL PASO ELECTRIC COMPANY

El Paso Electric Company is a public utility engaged in the generation, transmission and distribution of electricity in an area of approximately 10,000 square miles in west Texas and southern New Mexico. The Company also serves a full requirements wholesale customer in Texas. The Company owns or has significant ownership interests in several electrical generating facilities providing it with a net dependable generating capability of approximately 1,852 MW. For the year ended December 31, 2013, the Company’s energy sources consisted of approximately 46% nuclear fuel, 34% natural gas, 6% coal, 14% purchased power and less than 1% generated by Company-owned solar photovoltaic panels and wind turbines.

The Company serves approximately 394,000 residential, commercial, industrial, public authority and wholesale customers. The Company distributes electricity to retail customers principally in El Paso, Texas and Las Cruces, New Mexico (representing approximately 62% and 12%, respectively, of the Company’s retail revenues for the year ended December 31, 2013). In addition, the Company’s wholesale sales include sales for resale to other electric utilities and power marketers. Principal industrial, public authority and other large retail customers of the Company include United States military installations, including Fort Bliss in Texas and White Sands Missile Range and Holloman Air Force Base in New Mexico, an oil refinery, two large universities, several medical centers and a steel production facility.

The Company’s principal offices are located at the Stanton Tower, 100 North Stanton, El Paso, Texas 79901 (telephone 915-543-5711). The Company was incorporated in Texas in 1901. We maintain a website at www.epelectric.com where general information about us is available. We are not incorporating the contents of the website in this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with any related free writing prospectuses and the documents incorporated by reference into this prospectus, which are described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the securities covered by this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Current Reports on Form 8-K filed January 16, 2014, April 29, 2014, May 30, 2014 and September 18, 2014.
(b)	Quarterly Reports on Form 10-Q for the period ended March 31, 2014, filed May 8, 2014; and for the period ended June 30, 2014, filed August 7, 2014;
(c)	Annual Report on Form 10-K for the year ended December 31, 2013, filed February 26, 2014;
(d)	Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, filed April 18, 2014; and
(e)	Registration Statement on Form 8-A dated November 26, 2002.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901
Attn: Investor Relations
(915) 543-5711

Copies of these filings are also available from our website at http://www.epelectric.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus or incorporated by reference into this prospectus other than statements of historical information are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe”, “anticipate”, “target”, “expect”, “pro forma”, “estimate”, “intend”, “will”, “is designed to”, “plan” and words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning and include, but are not limited to, such things as:

•	capital expenditures,
•	earnings,
•	liquidity and capital resources,
•	ratemaking/regulatory matters,
•	litigation,
•	accounting matters,
•	possible corporate restructurings, acquisitions and dispositions,
•	compliance with debt and other restrictive covenants,
•	interest rates and dividends,
•	environmental matters,
•	nuclear operations, and
•	the overall economy of our service area.

These forward-looking statements involve known and unknown risks that may cause our actual results in future periods to differ materially from those expressed in any forward-looking statement. Factors that would cause or contribute to such differences include, but are not limited to, such things as:

•	our ability to recover our costs and earn a reasonable rate of return on our invested capital through the rates that we charge,
•	the ability of our operating partners to maintain plant operations and manage operation and maintenance costs at the Palo Verde and Four Corners plants, including costs to comply with any potential new or expanded regulatory or environmental requirements,
•	reductions in output at generation plants operated by us,
•	unscheduled outages of generating units, including outages at Palo Verde,
•	the size of our construction program and our ability to complete construction on budget,
•	potential delays in our construction schedule due to legal or other reasons,
•	disruptions in our transmission system, and in particular the lines that deliver power from our remote generating facilities,
•	electric utility deregulation or re-regulation,
•	regulated and competitive markets,
•	ongoing municipal, state and federal activities,
•	economic and capital market conditions,
•	changes in accounting requirements and other accounting matters,
•	changing weather trends and the impact of severe weather conditions,
•	rates, cost recovery mechanisms and other regulatory matters including the ability to recover fuel costs on a timely basis,

•	changes in environmental laws and regulations and the enforcement or interpretation thereof, including those related to air, water or greenhouse gas emissions or other environmental matters,
•	changes in customers' demand for electricity as a result of energy efficiency initiatives and emerging competing services and technologies,
•	cuts in military spending or shutdowns of the federal government that reduce demand for our services from military and governmental customers,
•	political, legislative, judicial and regulatory developments,
•	the impact of lawsuits filed against us,
•	the impact of changes in interest rates,
•	changes in, and the assumptions used for, pension and other post-retirement and post-employment benefit liability calculations, as well as actual and assumed investment returns on pension plan and other post-retirement plan assets,
•	the impact of recent U.S. health care reform legislation,
•	the impact of changing cost escalation and other assumptions on our nuclear decommissioning liability for Palo Verde,
•	Texas, New Mexico and electric industry utility service reliability standards,
•	homeland security considerations, including those associated with the U.S./Mexico border region,
•	coal, uranium, natural gas, oil and wholesale electricity prices and availability,
•	possible income tax and interest payments as a result of audit adjustments proposed by the Internal Revenue Service or state taxing authorities, and
•	other circumstances affecting anticipated operations, sales and costs.

These lists are not all-inclusive because it is not possible to predict all factors. A discussion of some of these factors is included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” “—Summary of Critical Accounting Policies and Estimates” and “—Liquidity and Capital Resources.” Each of this prospectus, our Annual Report on Form 10-K and each other incorporated document should be read in its entirety. No one section of this prospectus, our Annual Report on Form 10-K or any other incorporated document deals with all aspects of the subject matter. Any forward-looking statement speaks only as of the date such statement was made, and we are not obligated to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, except as required by applicable laws or regulations.

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. You should carefully consider the information under the heading “Risk Factors” in:

•	any prospectus supplement relating to any securities we are offering;
•	our annual report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference into this prospectus; and
•	documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes, primarily to fund our operations, to finance capital expenditures and from time to time to repurchase outstanding shares of our common stock and to repay debt. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratios of earnings to fixed charges for the periods indicated.

For the Six Months Ended	For the Fiscal Years Ended
June 30, 2014	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
2.3	2.9	3.1	3.5	3.3	2.6

Earnings consist of earnings from continuing operations and fixed charges less AFUDC (allowance for funds used during construction) and capitalized interest. Earnings from continuing operations consist of income from continuing operations before income taxes, extraordinary items and cumulative effects of accounting changes. Fixed charges consist of all interest on indebtedness, amortization of debt discount and expense and the estimated portion of rental expense that represents an interest factor.

We do not calculate ratios of combined fixed charges and preference dividends to earnings at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus.

DIVIDEND POLICY

Subject to the prior rights and preferences, if any, applicable to any shares of preferred stock that we may issue in the future, holders of our common stock are entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends. We paid $11.3 million, or $0.28 per share, and $10.7 million, or $0.265 per share, in quarterly cash dividends during the three months ended June 30, 2014 and 2013, respectively. We also paid a total of $22.0 million and $43.3 million in quarterly cash dividends during the six and twelve months ended June 30, 2014. We increased the quarterly cash dividend to $0.28 per share of common stock from its prior quarterly rate of $0.265 per share, commencing with the June 30, 2014 dividend payment.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock under our Articles of Incorporation, which we refer to as the Articles, consists of 100,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, no par value. The following description is a brief summary of certain provisions relating to our capital stock contained in the Articles and does not purport to be complete. This description is qualified in its entirety by reference to the Articles.

Common Stock

Our authorized common stock consists of 100,000,000 shares, no par value, of which 65,706,047 shares were issued and 40,352,024 shares were outstanding as of June 30, 2014. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. As of June 30, 2014, there were approximately 2,610 registered holders of record of our common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of us, subject to prior distribution rights of preferred stock, if any, then outstanding, the holders of common stock are entitled to receive all of the remaining assets available for distribution. The Articles do not provide for preemptive or other subscription rights of the holders of common stock. There are no redemption or sinking fund provisions applicable to the common stock. The issued and outstanding shares of common stock are, and any shares of common stock issued will be, fully paid and non-assessable. The common stock is listed on the New York Stock Exchange under the symbol “EE.” Computershare serves as the transfer agent and registrar for our common stock.

Preferred Stock

Our authorized preferred stock consists of 2,000,000 shares, no par value, of which no shares were issued and outstanding as of June 30, 2014. This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a statement of resolution establishing a series of preferred stock for each series and is also subject to our Articles.

We have summarized below certain terms that would be included in any statement of resolution establishing a series of preferred stock. The summary is not complete. The statement of resolution will be filed with the SEC in connection with an offering of preferred stock.

Under our Articles, our Board of Directors has the authority to:

•	create one or more series of preferred stock;
•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized; and
•	determine the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series.

Our Board of Directors may issue authorized shares of preferred stock, without further vote or action by the shareholders, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our preferred stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;
•	any date of maturity;
•	any dividend rate or rates and the conditions upon which and the times when such dividends are payable;
•	any redemption provisions including the conditions and timing of redemption and redemption prices;
•	any retirement or sinking fund provisions;
•	the preferences of such shares upon our dissolution or distribution of our assets;
•	whether the preferred stock is convertible or exchangeable and, if so, the securities or property into which the preferred stock is convertible or exchangeable and the terms and conditions of conversion or exchange;
•	any restrictions upon the issuance or reissuance of any other class or series of preferred stock ranking on a parity with or prior to the preferred stock; and
•	any other special rights and protective provisions with respect to the preferred stock, including any voting rights.

Any shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both. Our Board of Directors may increase or decrease the number of shares designated for any existing class or series.

The transfer agent for any series of preferred stock will be described in a prospectus supplement.

Certain Antitakeover Effects of Texas Law

We are subject to the provisions of the Texas Business Combination Law, Section 21.606 of the Texas Business Organizations Code (the “TBOC”). In general, the law prohibits a Texas “issuing public corporation” from engaging in a “business combination” with an “affiliated shareholder,” or an affiliate or associate thereof, for a period of three years immediately after the date of the transaction in which the person became an affiliated shareholder, unless:

•	before the date such person becomes an affiliated shareholder, the board of directors of the corporation approves the business combination or the acquisition of shares by which the person becomes an affiliated shareholder; or
•	not less than six months after the date such person becomes an affiliated shareholder, the business combination is approved by the affirmative vote of the holders of at least two-thirds of the corporation’s outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates at a meeting of shareholders duly called for that purpose, and not by written consent.

A “business combination” includes, among other things, mergers with and asset sales to an affiliated shareholder or its affiliate or associate and other transactions resulting in a financial benefit to the affiliated shareholder. An “affiliated shareholder” is a person who, together with affiliates and associates, is the “beneficial owner” (or, within three years, was the “beneficial owner”) of 20% or more of the corporation’s then outstanding voting stock. The Texas Business Combination Law could prohibit or delay mergers or other takeovers or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certain Provisions of our Articles and By-laws

In addition to the restrictions of the Texas Business Combination Law, a number of provisions in our Articles and by-laws could have an effect of delaying, deferring, or preventing a change in control of us in the context of a merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation involving us.

Our Articles contain specific provisions governing the approval of certain “business combinations” with an “interested shareholder.” Under our Articles, a business combination may be approved by the affirmative vote of a majority of our shareholders as is required by our Articles and pursuant to the restrictions of the Texas Business Combination Law outlined above, only (1) if it is approved by a majority of disinterested directors at a meeting of the Board of Directors or by unanimous written consent of our Board of Directors in lieu of such meeting; and (2) if the per share aggregate amount of the cash and the fair market value, as defined in our Articles, as of the date of the consummation of the business combination, of consideration other than cash to be received by our shareholders in the proposed business combination is, subject to adjustment, at least equal to the higher of (a) the highest price per share for any share of our common stock paid by the interested shareholder within the two-year period immediately prior to the first date of public announcement of the business combination or in the transaction in which the interested shareholder became an interested shareholder, whichever is higher; or (b) the fair market value per share of our common stock on the announcement date or on the date on which the interested shareholder became an interested shareholder, whichever is higher. Furthermore, our Articles (1) limit the form of consideration that may be received by the holders of our common stock, (2) grant our Board of Directors the power to determine whether the amount, any adjustments to and the form of the consideration meet the requirements of our Articles, (3) prohibit an interested shareholder from acquiring beneficial ownership of any additional shares of our stock, (4) bar the interested shareholder from receiving any benefit of any financial assistance or tax advantages provided by or for us and (5) impose certain requirements for notification of our shareholders about the business combination.

If the proposed business combination does not meet the requirements outlined in the paragraph above, then, in addition to the affirmative vote of a majority of our shareholders required by our Articles and in addition to the restrictions of the Texas Business Combination Law, the business combination must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote in the election of directors at the time of the business combination.

A “business combination” includes any merger or consolidation of us or any subsidiary with an interested shareholder or its affiliate, certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets to an interested shareholder or its affiliate, certain issuances or transfers of securities to an interested shareholder or its affiliate, adoption of any plan or proposal for liquidation or dissolution proposed by or on behalf of an “interested shareholder” and certain reclassifications of securities to the benefit of any “interested shareholder.” An “interested shareholder” is any person who beneficially owns 15% or more of the voting power of our outstanding shares; or at any time within the two-year period immediately prior the applicable date was the beneficial owner of 15% or more of the voting power of our outstanding shares.

Our Articles and by-laws provide for a classified Board of Directors and that the number of directors will be fixed by the Board of Directors. Our Board of Directors is divided into three classes, and directors are elected for staggered three-year terms with one class of directors up for election each year. Directors are elected by a plurality of votes cast by holders of shares entitled to vote. No cumulative voting is allowed in the election of directors or for any other purpose. Classified directors may be removed only with cause at a special meeting called expressly for that purpose upon the affirmative vote of at least 80% of all outstanding shares entitled to vote. An affirmative vote of at least 80% of outstanding shares entitled to vote is required to amend or repeal, or adopt any provision inconsistent with, the provisions of the Articles relating to the election and removal of directors.

Pursuant to our by-laws, the timing of our annual meeting is determined by the Board of Directors. In the absence of a request in writing from a majority of the Board of Directors or from shareholders owning at least 25% of all shares, special meetings of the shareholders may be called only by the chairman of the Board of Directors or the president. Special meetings of the shareholders shall be called by the chairman of the Board of Directors, the president or secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning at least 25% of all outstanding shares entitled to vote. Shareholders may not take action by written consent without a meeting.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions that effectively discriminate against an existing or prospective shareholder as a result of the holder’s beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult for or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control of us without any further shareholder action.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. The debt securities will be issued under the Debt Securities Indenture dated as of May 1, 2005, entered into between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the indenture trustee), as supplemented by the First Supplemental Indenture dated May 19, 2008 (collectively, the “indenture”), which are incorporated by reference as exhibits to the registration statement for these securities that we have filed with the SEC. The indenture has been qualified under the Trust Indenture Act of 1939. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement.

We have summarized below the material provisions of the indenture and the debt securities or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and you should refer to the indenture itself that describes completely the terms and definitions summarized below and contains additional information about the debt securities.

Terms

The indenture does not limit the amount of debt securities that can be issued and provides that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions creating such series. The prospectus supplement will set forth the following terms, as applicable, of the debt securities to be offered:

•	the designation, aggregate principal amount, currency or composite currency and denominations;
•	if an index formula or other method is used, the method for determining amounts of principal or interest;
•	the maturity date and other dates, if any, on which principal will be payable;
•	the interest rate (which may be fixed or variable), if any;
•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
•	the manner of paying principal and interest;
•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;
•	the terms of any conversion or exchange;
•	the terms of any redemption at the option of holders or put by the holders;
•	any tax indemnity provisions;
•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;
•	the portion of principal payable upon acceleration of a discounted debt security (as defined below);
•	whether and upon what terms debt securities may be defeased;
•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;
•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and
•	any additional provisions or other special terms not inconsistent with the provisions of the indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities, bearer debt securities, or uncertificated debt securities, and in such denominations as specified in the terms of the series.

In connection with its original issuance, no bearer security will be offered, sold or delivered to any location in the United States, and a bearer security may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by us to comply with United States laws and regulations.

Securities may be issued under the indenture as discounted debt securities to be offered and sold at a discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such discounted debt securities. “Discounted debt security” means a security where the amount of principal due upon acceleration or redemption is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance, the date and amount of the first interest payment, the offering price and any other changes required by law and will have the same CUSIP number unless not fungible with the previously-issued debt securities of such series for federal income tax purposes, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The debt securities will be unsecured and will rank equally with all of our existing and future unsecured senior debt, which includes indebtedness under our pollution control bonds which totaled approximately $193,135,000 as of June 30, 2014, our 3.3% Senior Notes due December 15, 2022, our 6% Senior Notes due May 15, 2035 and our 7.5% Senior Notes due March 15, 2038, which totaled $696,530,000 as of June 30, 2014 (fair value based on estimated market prices for similar issues), and our Rio Grande Resources Trust (RGRT) 3.67% Senior Notes, Series A, due August 15, 2015, 4.47% Senior Notes, Series B, due August 15, 2017, and 5.04% Senior Notes, Series C, due August 15, 2020 (collectively, the “RGRT Notes”), which totaled $110,000,000 as of June 30, 2014. RGRT is a Texas grantor trust through which we finance a portion of our nuclear fuel for Palo Verde. We guarantee the payment of principal and interest on the RGRT Notes. The debt securities will be senior to any existing and future indebtedness which by its terms is made subordinate to the debt securities.

The debt securities will also rank equally with our $300,000,000 unsecured revolving credit facility (“RCF”). We have the ability to increase the RCF by up to $100 million (up to a total of $400 million) upon the satisfaction of certain conditions, including obtaining commitments from lenders or third party financial institutions. The RCF has a term ending January 2019. We may extend the maturity date up to two times, in each case for an additional one year period, upon the satisfaction of certain conditions. As of June 30, 2014, we and RGRT had borrowed approximately $97,772,000 under this facility.

The debt securities are unsecured obligations. Our secured debt is effectively senior to the debt securities to the extent of the value of the assets securing such secured debt. As of June 30, 2014, we had no secured debt outstanding.

Certain Covenants

The indenture contains several customary covenants, including covenants relating to payment of principal and interest, our continued corporate existence and the filing of reports with the SEC and the trustee.

Any additional covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto. Unless otherwise described in the prospectus supplement, the indenture will not limit the aggregate amount of debt, including secured debt, that we may incur. In addition, unless otherwise described in the prospectus supplement, there will be no provisions in the indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, those debt securities.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless: (1) the person is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof; (2) the person assumes by supplemental indenture all our obligations under the indenture, the debt securities and any coupons; (3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and (4) immediately after the transaction, no Default (as defined below) exists. The successor in a permitted transaction shall be substituted for us, and thereafter all our obligations under the indenture, the debt securities and any coupons shall terminate.

Exchange or Transfer of Debt Securities

Registration of transfer or exchange of registered debt securities may be requested upon surrender thereof at any of our agencies maintained for such purpose (the transfer agent) and upon fulfillment of all other requirements of the transfer agent. Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series in such authorized denominations as may be requested upon surrender of the registered debt securities to the transfer agent and upon fulfillment of all other requirements of the transfer agent.

Default and Remedies

Unless the securities resolution establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	We default in any payment of interest on any debt securities of such series when the same becomes due and payable and the Default continues for a period of 30 days;
(2)	We default in the payment of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;
(3)	We default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of the series as required by the securities resolution establishing such series and the Default continues for a period of 30 days;
(4)	We default in the performance of any of our other agreements applicable to the series and the Default continues for 60 days after the notice specified below;
(5)	We, pursuant to or within the meaning of any Bankruptcy Law (as defined below):
(A)	commence a voluntary case;
(B)	consent to the entry of an order for relief against us in an involuntary case;
(C)	consent to the appointment of a Custodian for us or for all or substantially all of our property; or
(D)	make a general assignment for the benefit of our creditors;

(6)	a court of competent jurisdiction enters an order or decree that remains unstayed and in effect for 60 days under any Bankruptcy Law that:
(A)	is for relief against us in an involuntary case;
(B)	appoints a Custodian for us or for all or substantially all of our property; or
(C)	orders the liquidation of the Company; or
(7)	there occurs any other Event of Default provided for in the series and specified in the applicable prospectus supplement.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (4) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

If a Default occurs and is continuing on a series of debt securities and if the indenture trustee has actual knowledge of such Default, the indenture trustee is required to mail a notice of the Default within 90 days after it occurs to holders of registered debt securities of such series. Except in the case of a Default in payment on a series of debt securities, the indenture trustee may withhold such notice if and so long as the indenture trustee in good faith determines that withholding the notice is in the interest of such holders. The indenture trustee is required to withhold notice of a Default described in subparagraph (4) above until at least 60 days after it occurs. We are required to furnish the indenture trustee, within 120 days after the end of each of our fiscal years, a brief certificate as to our compliance with all conditions and covenants under the indenture.

Notwithstanding the remedies generally available under the Indenture in the case of an Event of Default, at our election, the sole remedy for an Event of Default relating to the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act and the covenant in the Indenture to file reports with the trustee (“Reporting Obligations”) shall consist exclusively of the right of a holder of debt securities to receive additional interest (“Reporting Interest”) on such debt securities, accruing at an annual rate equal to 0.25% of the principal amount of such debt securities, provided, however, that on the 180th calendar day after commencement of any such Event of Default (unless waived) the other remedies under the Indenture shall become available. This interest will accrue on all outstanding debt securities from and including the date on which an Event of Default relating to a failure to comply with the Reporting Obligations in the debt securities indenture first occurs to, but not including, the date on which such Event of Default is cured or waived. In the event we do not elect to pay Reporting Interest upon an Event of Default in accordance with this section, the debt securities will be subject to acceleration as provided below.

If we have given a notice of a redemption subject to occurrence of conditions, it is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

The indenture does not have a cross-default provision. Thus, unless otherwise provided in the prospectus supplement for a series of debt securities, a default by us on any other debt would not constitute an Event of Default. An Event of Default by us on any series of debt securities issued under the indenture shall constitute an Event of Default on other series only if it is an Event of Default under subparagraphs (5) or (6) above.

If an Event of Default occurs and is continuing with respect to any series of the debt securities, then the indenture trustee or the holders of 25% or more in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount (or, if the debt securities of that series are discounted debt securities, such portion of the principal amount as may be specified in the terms of that series) of, and all accrued but unpaid interest, if any, on, all the outstanding debt securities of such series to be immediately due and payable. If any Event of Default described in subparagraph (4) above with respect to all series of outstanding debt securities, or any Event of Default described in subparagraph (5) or (6), occurs and is continuing, then the indenture trustee or the holders of 25% or more in aggregate principal amount of all the outstanding debt securities (voting as one class) may, and upon the written request of the holders of a majority in aggregate principal amount of all the outstanding debt securities (voting as one class), the indenture trustee shall, declare the principal amount (or, if any debt securities are discounted debt securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and all accrued but unpaid interest, if any, on, all the debt securities to be immediately due and payable. Prior to the acceleration of the maturity of the debt securities of any series (or all series, as the case may be), other than a Default in the payment of the principal of or interest on the series (or all series, as the case may be) and a Default in respect of a provision in the indenture that cannot be amended without the consent of each affected holder of the debt securities, the holders of a majority in aggregate principal amount of the series (or all series of debt securities then outstanding, voting as one class, as the case may be) by notice to the indenture trustee may waive an existing Default on the series (or an existing Default described in subparagraph (4) that relates to all series of the outstanding debt securities or described in subparagraph (5) or (6) and its consequences).

However, the holders of a majority in aggregate principal amount of the debt securities of any series (or of all series, as the case may be) then outstanding may, on behalf of all holders of all debt securities of such series (or of all series, as the case may be), waive the Event of Default by reason of which the principal of the debt securities of such series (or of all series, as the case may be) shall have been so declared to be due and payable and rescind and annul such declaration and its consequences if, at any time after such declaration, (1) all arrears of interest, if any, on all the debt securities of such series (or of all series, as the case may be) and all amounts owed to the indenture trustee and any predecessor indenture trustee and all other amounts payable under the indenture (except the principal of the debt securities of such series (or of all series, as the case may be) that would not be due and payable were it not for such declaration) have been paid and (2) every other Default and Event of Default has been cured or adequate provisions have been made to the reasonable satisfaction of the holders of a majority in aggregate principal amount of the debt securities of such series (or of all series, as the case may be); provided that no such waiver, rescission or annulment shall extend to or affect or impair any rights arising from any subsequent Default or Event of Default.

The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or of exercising any trust or power conferred on the indenture trustee, with respect to such series (or all series as the case may be). The indenture trustee, however, may refuse to follow any such direction if it conflicts with law or the indenture, or if the indenture trustee in good faith determines that the action or direction may involve the indenture trustee in personal liability. The indenture trustee may require indemnity satisfactory to it before it enforces the indenture or the debt securities.

A holder of the debt securities of a series may pursue a remedy with respect to the series only if:

(1)	the holder gives to the indenture trustee notice of a continuing Event of Default on the series;
(2)	the holders of at least 25% in principal amount of the series make a request to the indenture trustee to pursue the remedy;
(3)	the holder or holders offer the indenture trustee indemnity satisfactory to it against any loss, liability or expense;
(4)	the indenture trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(5)	during such 60-day period, the holders of a majority in principal amount of the series do not give the indenture trustee a direction inconsistent with such request.

The right of any holder of the debt securities to receive payment of the principal amount or any accrued interest in respect of the debt securities, to convert the debt securities, if such right exists, or to bring suit for the enforcement of such right shall not be impaired or adversely affected without the consent of such holder.

Amendments and Waivers

The indenture and the debt securities or any coupons of the series may be amended, and any default may be waived as follows:

Unless the applicable securities resolution otherwise provides (in which event the applicable prospectus supplement will so state), the indenture, debt securities and any coupons may be amended with the written consent of the holders of a majority in principal amount of the debt securities of all series affected by the amendment voting as one class, and an existing Default on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series prior to the acceleration of the maturity of the debt securities of the series. However, without the consent of each security holder affected, (1) no amendment may (a) reduce the amount of debt securities whose holders must consent to an amendment, (b) reduce the interest on or change the time for payment of interest on any debt security, (c) change the fixed maturity of any debt security, (d) reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on acceleration thereof, (e) change the currency in which the principal or interest on a debt security is payable, (f) make any change that materially adversely affects the right to convert any debt security, or (g) change any provision in the indenture concerning waiver of past Defaults and amendments that require the consent of security holders except to increase the requisite amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each security holder affected; and (2) neither the indenture trustee nor the holders of a majority in principal amount of a series may waive a Default in the payment of the principal of or interest on the series or a Default in respect of a provision that cannot be amended without the consent of each security holder affected.

Without the consent of any security holder, the indenture, the debt securities, or any coupons may be amended (1) to cure any ambiguity, omission, defect or inconsistency; (2) to provide for assumption of our obligations to security holders in the event of a merger, consolidation or transfer of all or substantially all of its assets requiring such assumption; (3) to provide that certain provisions of the indenture shall not apply to a newly issued series of debt securities; (4) to create a series and establish its terms; (5) to provide for a separate indenture trustee for one or more series; or (6) to make any change that does not materially adversely affect the rights of any security holder.

Conversion Rights

Any securities resolution establishing a series of debt securities may provide that the debt securities of a series may be convertible at the option of the holders into or for our common stock or other equity or debt instruments (a conversion right). The securities resolution may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, adjusted pursuant to the terms of the indenture and the securities resolution (the conversion rate), and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the indenture (legal defeasance). We at any time may terminate as to a series our obligations, with respect to any restrictive covenants that may be applicable to a particular series (covenant defeasance).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant that may be applicable to that series.

To exercise either defeasance option as to a series, we must (i) irrevocably deposit in trust (the defeasance trust) with the indenture trustee (or another trustee) money or U.S. Government Obligations, deliver to the indenture trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money, without investment, will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be, and (ii) comply with certain other conditions. In particular, we must deliver to the indenture trustee an opinion of counsel that the defeasance will not result in recognition of any income, gain or loss to holders of debt securities of such series for federal income tax purposes as a result of the defeasance (and in the case of legal defeasance, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) and that the holders will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the defeasance had not occurred.

“U.S. Government Obligations” means direct obligations of the United States or an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as depository of funds, transfer agent, registrar, paying agent or conversion agent with respect to the debt securities. We may remove the indenture trustee with or without cause if we so notify the indenture trustee three months in advance and if no Default exists or occurs during the three-month period. The indenture trustee provides additional unrelated services for us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indenture and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF FIRST MORTGAGE BONDS

This prospectus describes certain general terms and provisions of our first mortgage bonds. The first mortgage bonds will be issued under and secured by the General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, between us and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee (the mortgage trustee), as supplemented and amended by supplemental indentures. We refer to the original mortgage, as so supplemented and amended, as the mortgage. All of the first mortgage bonds issued or issuable under the mortgage are referred to as the bonds. We have summarized below the material provisions of the mortgage and the bonds or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and you should refer to the mortgage itself and the supplemental indentures to the mortgage, which describe completely the terms and definitions summarized below and contain additional information about the bonds. The mortgage has been qualified under the Trust Indenture Act of 1939. When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms in a prospectus supplement.

General

Substantially all of our utility plant is subject to liens under the mortgage. We are subject to certain covenants which will govern any future series of bonds we may issue pursuant to the mortgage. As of June 30, 2014, no bonds are outstanding under the mortgage.

Terms

When we offer to sell a particular series of bonds, we will describe the specific terms of the bonds in a supplement to the mortgage and a prospectus supplement, which will set forth the following terms, as applicable, of the bonds offered thereby:

•	the designation and aggregate principal amount;
•	the maturity date and other dates, if any, on which principal will be payable;
•	the interest rate (which may be fixed or variable);
•	if an index formula or other method is used, the method for determining amounts of principal or interest;
•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
•	the manner of paying principal and interest;
•	the place or places where principal and interest will be payable, where bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or on us may be served;
•	the terms of any mandatory or optional redemption or repurchase by us or any third party including any sinking fund or similar fund;
•	the terms of any redemption at the option of holders or put by the holders;

•	the terms of any conversion or exchange;
•	if the principal or interest on the bonds is to be payable in securities or other property, or in a currency other than that in which bonds are denominated, the manner for determining such payments;
•	if an amount other than the principal amount shall be payable upon acceleration of a bond, the calculation of such amount to be due and payable;
•	whether the bonds will be issued in book entry or certificated form; and
•	any additional provisions or other special terms not inconsistent with the provisions of the mortgage, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the bonds.

Security

The mortgage constitutes a first mortgage lien on the mortgaged property, subject to permissible encumbrances. The bonds will be secured by the mortgaged property on an equal and ratable basis and will rank equally (except as to sinking funds and other similar funds that may be established for the exclusive benefit of a particular series) with all other bonds of any series issued and outstanding under the mortgage.

Mortgaged Property

The mortgaged property is made up of all of our real, personal and mixed property, which is an integral part of, or is used or to be used as an integral part of our electric generating, transmission and distribution operations, our undivided legal interest in any of such property, which is jointly owned with a third party, any franchises and permits owned by us in connection with these operations, and any other property, which is intended at any time to be subject to the lien created by the mortgage, including any after acquired property of the character intended to be mortgaged property and any property scheduled as mortgaged property in the mortgage and any supplemental indentures, subject to the exceptions referred to below, to certain minor leases and easements, permitted liens, exceptions and reservations in the instruments by which we acquired title to our property and the prior lien of the mortgage trustee for compensation, expenses and liability.

Excepted from the lien of the mortgage, among other things, are:

•	cash, cash equivalents, accounts receivable, securities not pledged under the mortgage, and certain intangibles including intellectual property;
•	goods, merchandise, electricity, gas, steam, water, ice, oil, coal and other materials, products or services generated, manufactured, produced, purchased or acquired by us and held for sale in the ordinary course of business or for use or consumption by us for operations or maintenance, replacement or fixed capital purposes;
•	all nuclear fuel, cores and materials and interests therein;
•	all supplies and equipment used in connection with our business, books and records; and
•	all leases and real or personal property not specifically pledged under the mortgage.

There is further expressly excepted any property of any other corporation that acquires us or into which we merge, which is owned by such corporation prior to the acquisition or merger, or which is acquired by such corporation after the acquisition or merger and is not integrally related to our electric generating, transmission and distribution operations. The mortgage permits our consolidation or merger with, or the conveyance of substantially all of our property to, any other corporation; provided that the successor corporation is a U.S. company that expressly assumes the due and punctual payment of the principal and interest on the bonds outstanding under the mortgage and the due and punctual performance and observance of all covenants, agreements and conditions of the mortgage, and provided that the consolidation or merger does not create any prior lien over the mortgaged property.

Issuance of Additional Bonds

The mortgage provides that we may at any time and from time to time issue additional first mortgage bonds in principal amounts equal to the sum of:

(a)	the lesser of:
(i)	75% of the amount of bondable property that has not been used as a basis for the issuance of bonds already issued under the mortgage, and
(ii)	100% of the principal amount of first mortgage bonds or indebtedness subject to prior liens, which bonds or indebtedness have been paid, retired, repurchased, redeemed, cancelled or otherwise discharged by us since February 1, 1996 or are then being paid, retired, repurchased, redeemed, cancelled or otherwise discharged by us, and which have not already been used as a basis for the issuance of bonds under the mortgage, and
(b)	the amount of cash deposited with the mortgage trustee for such purpose.

Additional bonds may not be issued on the basis of property additions subject to a prior lien.

Certain Covenants

The mortgage contains several covenants, including covenants relating to payment of principal and interest, our continued corporate existence and the filing of reports with the SEC and the trustee. Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Release and Substitution of Assets

The mortgage provides that, subject to various limitations, property may be released from the lien of the mortgage if, after such release, the fair value of the remaining property subject to the mortgage equals or exceeds an amount equal to 133 1∕3% of the aggregate principal amount of outstanding bonds plus the amount of outstanding indebtedness that has a prior lien on such property. The mortgage also permits property to be released from the lien of the mortgage upon the substitution of cash, certain cash equivalents, newly acquired bondable property, or the waiver of the right to issue bonds in the amount of the fair value of such released property.

The mortgage also provides that cash may be released by the mortgage trustee (i) in the case of cash deposited with the mortgage trustee for the issuance of bonds after February 1, 1996, to the extent of 75% of the amount of bondable property that has not been used as a basis for the issuance of bonds already issued under the mortgage, and (ii) in the case of cash deposited with the mortgage trustee for any other reason under the mortgage, to the extent of 100% of the amount of bondable property that has not been used as a basis for the issuance of bonds already issued under the mortgage, and which may be withdrawn in an amount equal to the principal amount of bonds which we have the right to issue based upon the retirement of outstanding bonds or the repayment of indebtedness with a prior lien. Cash may also be used or applied to the payment at maturity or on redemption or repurchase of any outstanding bonds or indebtedness with a prior lien.

Events of Default

An Event of Default under the mortgage includes:

•	default in the payment of the principal of, or premium, if any, on any bond when due or default for 60 days in the payment of interest on any bond when due;
•	default in compliance with any covenant contained in the mortgage or any supplemental indenture, which is not remedied within 60 days after we or the mortgage trustee receives written notice from the holders of not less than 25% of the outstanding bonds;
•	an order or decree by a court of competent jurisdiction that remains in effect for 60 days and (i) that adjudicates us to be bankrupt or insolvent, (ii) that is for the winding up or liquidation of our affairs, (iii) that approves a petition seeking our reorganization or arrangement under bankruptcy law or (iv) that appoints a trustee, liquidator, receiver, assignee, or similar official under bankruptcy law;
•	(i) our filing for voluntary bankruptcy, (ii) our consent to filing for relief against us in an involuntary bankruptcy case, (iii) our making of an assignment for the benefit of creditors, (iv) our consent to the appointment of a trustee, liquidator, receiver, assignee, or similar official under bankruptcy law over us or over a substantial part of the mortgaged property, (v) our filing a petition or answer or consent seeking reorganization or arrangement under bankruptcy law, (vi) our consent to the filing of any such petition and (vii) our filing a petition to take advantage of any law for the relief of debtors; and

•	any other event expressly designated as an Event of Default under the terms of the applicable supplemental indenture and disclosed in the applicable prospectus supplement.

We are required to give the mortgage trustee notice of the occurrence of any Default or Event of Default and to certify to the mortgage trustee within 120 days of the end of each fiscal year that we are not in default. The mortgage trustee is required, within 90 days after the occurrence of any Default or Event of Default, to give to the holders of the bonds notice of all defaults known to the mortgage trustee unless such defaults shall have been cured before the giving of such notice; provided, however, that except in the case of default in the payment of the principal of or interest on any of the bonds, or in the payment or satisfaction of any sinking, improvement, maintenance, replacement or analogous fund installment, the mortgage trustee shall be protected in withholding notice if and so long as the mortgage trustee in good faith determines that the withholding of notice is in the interests of the holders of the bonds.

If any Event of Default occurs and is continuing, the mortgage trustee or the holders of at least 25% in aggregate principal amount of the then outstanding bonds of any series affected by the Event of Default may declare all of the bonds in such series to be immediately due and payable. The holders of not less than a majority in aggregate principal amount of bonds outstanding and affected by an Event of Default may direct the mortgage trustee in the exercise of its power, provided that the mortgage trustee is not required to exercise any of its rights or powers under the mortgage at the request of any holders of bonds unless the holders have offered the mortgage trustee security and indemnity against any loss, liability or expense, to the mortgage trustee’s satisfaction. The holders of not less than a majority in aggregate principal amount of bonds outstanding may also waive past defaults other than payment defaults, defaults arising from our creation of prior liens, or defaults that are in violation of other provisions of the indenture. The indenture does not have a cross-default provision. Thus, unless otherwise provided in the prospectus supplement for a series of bonds, a default by us on any other debt would not constitute an Event of Default.

Modification of the Mortgage

The mortgage may be amended or supplemented, and any existing default or compliance with any provision of the mortgage or the bonds may be waived, with the consent of the holders of not less than a majority in principal amount of the then outstanding bonds, unless the rights of one or more but less than all series of bonds would be materially and adversely affected; then, the only consent required shall be the consent of the holders of a majority in principal amount of each such series affected, voting together as a single class.

Notwithstanding the previous paragraph, without the consent of each holder affected, no amendment or waiver may reduce the principal amount of bonds whose holders must consent to an amendment of the bonds or waiver of any Defaults or Events of Default under the bonds, reduce the principal amount due under or change the maturity of any bond, reduce the rate of interest or change the time for payment of interest on any bond, alter any conversion, redemption or repurchase rights with respect to any bond, waive any default in the payment of principal or interest on the bonds, limit the right of a holder of bonds to institute suit for the enforcement of any payment of principal or interest on the bonds, or permit the creation of any prior liens.

Legal Defeasance

Pursuant to the mortgage, bonds that are within one year of their stated maturity may be legally defeased when the mortgage trustee has received from us, an amount of money or U.S. government obligations which will be adequate to pay when due the principal and interest on all outstanding bonds at their maturity or earlier redemption. The mortgage trustee will determine whether the funds deposited are adequate based on the opinion of an accountant, who may be our financial officer, and taking into account any reinvestment and proceeds on such funds. When adequate funds have been deposited with the mortgage trustee, and we have given irrevocable instructions for such funds to be paid to the bondholders, the mortgage trustee may, and at our request will, satisfy and discharge the lien of the mortgage and release to us the mortgaged property.

Governing Law

The mortgage is governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable and except that the perfection, priority and enforcement of the lien of the mortgage is governed by the law of the jurisdiction where any portion of the mortgaged property is located.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently of or together with any other offered securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, together with, or separate from, the securities registered hereby, for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
•	currencies; or
•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such prepaid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, prepaid purchase contracts may be issued under the indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, first mortgage bonds, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, first mortgage bonds, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, first mortgage bond, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form, and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, bonds, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities and bonds, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of our, any agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered under this prospectus in four ways or any combination thereof:

•	directly to purchasers;
•	through agents;
•	through underwriters; and
•	through dealers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase the securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that:

•	the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and
•	if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities, and may end any of these activities at any time.

Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange or inter-dealer quotation system. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon with respect to matters of Texas law by Duggins Wren Mann & Romero, LLP, Austin, Texas, and with respect to matters of New York law by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The financial statements of El Paso Electric Company as of December 31, 2013, and the consolidated financial statements of El Paso Electric Company and subsidiary as of December 31, 2012, and for each of the years in the three-year period ended December 31, 2013 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.